INSIGNIA/ESG HOLDINGS, INC.               Exhibit 4.1
                         401(k) RETIREMENT SAVINGS PLAN






                          Effective September 15, 1998








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                                                                     Exhibit 4.1



                       INSIGNIA/ESG HOLDINGS, INC. 401(k)
                             RETIREMENT SAVINGS PLAN


                                TABLE OF CONTENTS

PREAMBLE                                                                   Page

ARTICLE I:  DEFINITIONS......................................................1
    1.1      "Account" or "Accounts".........................................1
    1.2      "Actual Deferral Percentage"....................................1
    1.3      "Adjustment Factor".............................................1
    1.4      "Affiliated Employer"...........................................1
    1.5      "AIMCO".........................................................2
    1.6      "AIMCO Common Stock"............................................2
    1.7      "Beneficiary"...................................................2
    1.8      "Board of Directors"............................................2
    1.9      "Break in Service"..............................................2
    1.10     "Class E Preferred Stock".......................................3
    1.11     "Class F Preferred Stock".......................................3
    1.12     "Code"..........................................................3
    1.13     "Company".......................................................3
    1.14     "Company Stock".................................................3
    1.15     "Company Stock Fund"............................................3
    1.16     "Committee".....................................................3
    1.17     "Compensation"..................................................3
    1.18     "Contribution Percentage".......................................4
    1.19     "Deferred Account"..............................................5
    1.20     "Deferred Cash Contributions"...................................5
    1.21     "Deferred Matching Account".....................................5
    1.22     "Deferred Matching Contributions"...............................5
    1.23     "Disability"....................................................5
    1.24     "Early Retirement"..............................................5
    1.25     "Earnings"......................................................5
    1.26     "Effective Date"................................................5
    1.27     "Employee"......................................................5
    1.28     "Employer"......................................................6
    1.29     "ERISA".........................................................6
    1.30     "Enrollment Date"...............................................6
    1.31     "Fund" or "Investment Fund".....................................6
    1.32     "Grandfathered Stock"...........................................6
    1.33     "Grandfathered Stock Funds".....................................6
    1.34     "Highly Compensated Employee"...................................6


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                                                                           Page

    1.35     "Hour of Service"...............................................7
    1.36     "IFG"...........................................................8
    1.37     "IFG Plan"......................................................8
    1.38     "IFG Stock".....................................................8
    1.39     "Leased Employee"...............................................8
    1.40     "Merger Agreement"..............................................8
    1.41     "Normal Retirement".............................................8
    1.42     "Participant"...................................................8
    1.43     "Plan"..........................................................8
    1.44     "Plan Year".....................................................8
    1.45     "Profit Sharing Account"........................................8
    1.46     "Profit Sharing Contributions"..................................8
    1.47     "Rollover Account"..............................................9
    1.48     "Rollover Contributions"........................................9
    1.49     "Termination of Employment".....................................9
    1.50     "Trustee".......................................................9
    1.51     "Valuation Date"................................................9
    1.52     "Vested Portion"................................................9
    1.53     "Year of Service"...............................................9

ARTICLE II:  ELIGIBILITY AND PARTICIPATION..................................14
    2.1      Eligibility....................................................14
    2.2      Effective Date of Participation................................14
    2.3      Application for Participation..................................15
    2.4      Reemployment of Former Employees and Former Participants.......15
    2.5      Transferred Participants.......................................16
    2.6      Termination of Participation...................................16

ARTICLE III:  CONTRIBUTIONS.................................................17
    3.1      Deferred Cash Contributions....................................17
    3.2      Deferred Matching Contributions................................18
    3.3      Profit Sharing Contributions...................................18
    3.4      Participant Rollover Contributions and Transfers...............19
    3.5      Change in Contributions........................................20
    3.6      Suspension of Contributions....................................20
    3.7      Limitations Affecting Highly Compensated Employees.............20
    3.8      Maximum Annual Additions.......................................24
    3.9      Return of Contributions........................................27
    3.10     Contributions Not Contingent Upon Profits......................27

ARTICLE IV:  INVESTMENT AUTHORITY AND VALUATION.............................29
    4.1      General Scope of Responsibility................................29


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                                                                           Page

    4.2      Directed Investment Account....................................29
    4.3      Investment Fund Gains and Losses...............................31

ARTICLE V:  VALUATION OF THE ACCOUNTS.......................................32

ARTICLE VI:  VESTED PORTION OF ACCOUNTS.....................................33
    6.1      Deferred Account and Rollover Account..........................33
    6.2      Deferred Matching Account and Profit Sharing Account...........33
    6.3      Disposition of Forfeitures.....................................34

ARTICLE VII:  WITHDRAWALS WHOLE STILL EMPLOYED..............................36
    7.1      Withdrawal After Age 59 1/2....................................36
    7.2      Hardship Withdrawal............................................36
    7.3      Procedures and Restrictions....................................38

ARTICLE VIII:  LOANS TO PARTICIPANTS........................................39
    8.1      Amount Available...............................................39
    8.2      Terms..........................................................40

ARTICLE IX:  DISTRIBUTION OF ACCOUNTS UPON
TERMINATION OF EMPLOYMENT...................................................42
    9.1      Eligibility....................................................42
    9.2      Forms of Distribution..........................................42
    9.3      Commencement of Payments.......................................42
    9.4      Age 70 1/2 Required Distribution...............................44
    9.5      Status of Accounts Pending Distribution........................44
    9.6      Proof of Death and Right of Beneficiary or Other Person........44
    9.7      Distribution Limitation........................................44
    9.8      Rollover Distributions.........................................45

ARTICLE X:  ADMINISTRATION OF PLAN..........................................46
    10.1     Plan Administration............................................46
    10.2     Duties of Committee............................................46
    10.3     Individual Accounts............................................46
    10.4     Meetings.......................................................46
    10.5     Action of Majority.............................................46
    10.6     Compensation and Bonding.......................................47
    10.7     Establishment of Rules.........................................47
    10.8     Prudent Conduct................................................47
    10.9     Service in More Than One Fiduciary Capacity....................47
    10.10    Limitation of Liability........................................48
    10.11    Indemnification................................................48


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                                                                           Page

    10.12    Appointment of Investment Manager..............................48

ARTICLE XI:  MANAGEMENT OF FUNDS............................................49
    11.1     Trust Agreement................................................49
    11.2     Exclusive Benefit Rule.........................................49

ARTICLE XII:  CLAIMS REVIEW PROCEDURE.......................................50
    12.1     Claims Procedure...............................................50
    12.2     Claims Review Procedure........................................50

ARTICLE XIII:  GENERAL PROVISIONS...........................................51
    13.1     Nonalienation..................................................51
    13.2     Conditions of Employment Not Affected by Plan..................51
    13.3     Facility of Payment............................................52
    13.4     Information....................................................52
    13.5     Top-Heavy Provisions...........................................52
    13.6     Prevention of Escheat..........................................54
    13.7     Transfers of Trust Fund Assets.................................54
    13.8     Construction...................................................54
    13.9     Reemployed Veterans............................................55
    13.10    Adjustments for Changes in Capital Structure...................55
    13.11    Section 16(b) of the Securities Exchange Act of 1934, as
             amended (the "Exchange Act")...................................56
    13.12    Voting and Other Rights........................................56

ARTICLE XIV:  AMENDMENT, MERGER AND TERMINATION.............................57
    14.1     Amendment of Plan..............................................57
    14.2     Merger, Consolidation, or Transfer.............................57
    14.3     Additional Participating Employers.............................57
    14.4     Termination of Plan............................................59
    14.5     Distribution of Accounts Upon a Sale of Assets.................59
    14.6     Distribution of Accounts upon a Sale of a Subsidiary...........59



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                                    PREAMBLE

         The Plan as set forth in this document is known as the Insignia/ESG Holdings, Inc. 401(k) Retirement Savings Plan (hereinafter called the "Plan").

         The Plan is effective upon the date of distribution of Company Stock by IFG to holders of IFG Stock, which is September 15, 1998. Effective on such date, assets and liabilities of the IFG Plan attributable to Participants (and their Beneficiaries) other than "Retained Employees" (as defined in the Merger Agreement) shall have been transferred to the Plan.

         It is the purpose of this Plan to provide a means of providing retirement and other benefits to employees of Insignia/ESG Holdings, Inc. and certain of its affiliated companies and to provide said employees with a means to save for their retirement.

         The Plan herein set forth and its related Trust are hereby designated as constituting parts of a plan and trust intended to qualify under Section 401(a) of the Code and to be exempt from federal income taxation under Section 501(a) of Code. The Plan is intended to constitute an "eligible individual account plan" designed to hold "qualifying employer securities," within the meaning of ERISA.

         This Plan, which is a profit-sharing plan, provides for a Code Section 401(k) feature.

         Capitalized  terms in this preamble shall have the meaning set forth in
Article I of the Plan.




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           INSIGNIA/ESG HOLDINGS, INC. 401(k) RETIREMENT SAVINGS PLAN


                          Effective September 15, 1998


                             ARTICLE I: DEFINITIONS

1.1 "Account" or "Accounts" mean the Deferred Account, the Deferred Matching Account, the Profit Sharing Account, the Rollover Account, and such other subaccounts as are necessary for the orderly administration of the Plan.

1.2 "Actual Deferral Percentage" means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the amount of Deferred Cash Contributions made pursuant to Section 3.1 for a Plan Year (including Deferred Cash Contributions returned to a Highly Compensated Employee under Section 3.1(c) and Deferred Cash Contributions returned to any Employee pursuant to Section 3.l(d)), to (b) the Employee's Compensation for that entire Plan Year. The Actual Deferral Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one-hundredth of one percent. For purposes of determining the Actual Deferral Percentage for a Plan Year, Deferred Cash Contributions may be taken into account for a Plan Year only if they:

           (a) relate to compensation that would have been received by the Employee in the Plan Year but for the deferral election, or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year but for the deferral election;

           (b) are allocated to the Employee as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date; and

           (c) are actually paid to the Trustee no later than 12 months after the end of the Plan Year to which the contributions relate.

1.3 "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code, and applied to such items and in such manner as the Secretary shall provide.

1.4 "Affiliated Employer" means any company which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which also includes the Employer; any trade or business under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer


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           pursuant  to   regulations   under   Section   414(o)  of  the  Code.
           Notwithstanding the foregoing sentence, for purposes of Section 3.8, the definitions in Sections 414(b) and (c) of the Code shall be modified as provided in Section 415(h) of the Code.

           No entity shall be treated as an Affiliated Employer for any period during which it is not part of the controlled group, under common control or otherwise required to be aggregated under Section 414 of the Code, except as may otherwise be determined by the Board of Directors and set forth in resolutions of the Board of Directors.

           Each Affiliated Employer shall participate in the Plan unless (i) the Board of Directors determines, in its sole discretion, that a particular Affiliated Employer shall not be eligible to participate in the Plan or (ii) the Employees of an Affiliated Employer are eligible to participate in a tax-qualified Section 401(k) plan other than the Plan.

1.5 "AIMCO" means Apartment Investment and Management Company and any successor by merger, purchase or otherwise.

1.6        "AIMCO Common Stock" means the Class A Common Stock,  par value $.01 share, of AIMCO.

1.7 "Beneficiary" means any person, persons, or entity named by a Participant by written designation filed with the Committee to receive benefits payable in the event of the Participant's death. However, if the Participant is married, his spouse shall be deemed to be the Beneficiary unless or until he elects another Beneficiary by a written designation filed with the Committee. Any such designation shall not be effective without a Participant's spouse giving written consent to designation of a beneficiary other than the spouse. That consent shall be duly witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Participant's election. The requirement for spousal consent may be waived by the Committee if it is established to its satisfaction that there is no spouse, the Participant is legally separated, or the spouse cannot be located, or because of such other circumstances as may be established by applicable law. If no beneficiary designation is in effect at the time of death of the Participant, or if no person, persons or entity so designated shall survive the Participant, the Beneficiary shall be determined in the following order of priority: (1) the Participant's surviving spouse; (2) the Participant's surviving children, including adopted children, in equal shares; (3) the Participant's surviving parents, in equal shares; and (4) the Participant's estate.

1.8 "Board of Directors" means the Board of Directors of the Company or a duly authorized committee thereof.

1.9 "Break in Service" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a Break in Service,


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           Hours of  Service  shall be  recognized  for  "authorized  leaves  of absence" and "maternity and paternity leaves of absence," including without limitation, leaves of absences taken pursuant to the Family and Medical Leave Act of 1993.

           "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

           A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefor is necessary to prevent the Employee from incurring a Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the plan administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

1.10 "Class E Preferred Stock" means the Class E Cumulative Preferred Stock, par value $.01 per share, of AIMCO.

1.11 "Class F Preferred Stock" means the Class F Cumulative Preferred Stock, par value $.01 per share, of AIMCO.

1.12       "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.13       "Company"  means  Insignia/ESG  Holdings,  Inc. and any successor by merger, purchase or otherwise.

1.14       "Company Stock" means the common stock, $.01 par value per share, of the Company.

1.15 "Company Stock Fund" means the Insignia/ESG Holdings, Inc. Stock Fund, a fund primarily invested in Company Stock.

1.16 "Committee" means the persons named by the Board of Directors to administer and supervise the Plan as provided in Article X.

1.17 "Compensation" means, with respect to any Participant, such Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the


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           course of employment  with the Employer  maintaining  the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses). Notwithstanding anything to the contrary herein, the amount of the Deferred Matching Contribution contributed on behalf of a Participant who is assigned by Insignia Financial Group, Inc. to provide services to Insignia Commercial Group, Inc. shall be determined by excluding the amount, if any, of such Participant's Deferred Cash Contribution that is attributable to
           commissions  or  advances   included  in  the  Compensation  of  such
           Participant.

           Compensation shall exclude: (a)(1) contributions made by the Employer to a plan of deferred compensation to the extent that the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludible from the Employee's gross income, and
           (3) any distributions from a plan of deferred compensation, except any amounts received by an Employee pursuant to an unfunded nonqualified plan to the extent such amounts are includible in the gross income of the Participant; (b) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits (whether or not the contributions are excludible from the gross income of the Participant).

           Compensation under this Section 1.17 shall be further adjusted by:

           (a) excluding (even if includible in gross income) moving expense, relocation expense, auto usage, aircraft usage, life insurance, excess group life premiums, stock awards, warrants, severance payments, and loans.

           (b) including amounts contributed by the Participant pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125 or 402(e)(3) (determined without regard to the limitation set forth in Code Section 402(g)).

           Compensation for any Plan Year shall not exceed $160,000 multiplied by the Adjustment Factor. With respect to any short Plan Year, Compensation shall not exceed the foregoing limit multiplied by a fraction, the numerator of which is the number of months in the short Plan Year and the denominator of which is 12.

1.18 "Contribution Percentage" means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the sum of the Employee's Deferred Matching Contributions for that Plan Year, to (b) his


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

           Compensation for that entire Plan Year. The Contribution Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one-hundredth of one percent.

1.19 "Deferred Account" means the account into which shall be credited the Deferred Cash Contributions made on a Participant's behalf and earnings on those contributions.

1.20 "DeferredCash Contributions" means all amounts contributed pursuant to Section 3.1 of the Plan.

1.21 "Deferred Matching Account" means the account into which shall be credited the Deferred Matching Contributions made on a Participant's behalf and earnings on those contributions.

1.22 "Deferred Matching Contributions" means all amounts contributed pursuant to Section 3.2 of the Plan.

1.23 "Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him totally and permanently disabled and incapable of continuing his usual and customary employment with the Employer. The Committee shall have the right to have the Participant examined by a licensed physician chosen by the Committee. The determination of
           Disability shall be made in a uniform, consistent, and nondiscriminatory manner considering relevant evidence including the medical records of the Participant.

1.24 "Early Retirement" means termination of service with the Employer (prior to becoming eligible for Normal Retirement) on or after a Participant attains his 55th birthday. A Participant who terminates service and thereafter reaches age 55 shall be entitled to receive benefits under this Plan.

1.25 "Earnings" means the amount of any income (or loss) to be returned with any excess deferrals, excess contributions or excess aggregate contributions under Article III as determined in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Sections 402(g), 401(k) and 401(m) of the Code.

1.26 "Effective Date" means September 15, 1998, the date of distribution of Company Stock by IFG to holders of IFG Stock.

1.27 "Employee" means a person employed by an Employer, including Leased Employees within the meaning of Sections 414(n) and 414(o) of the Code. The term "Employee" shall not include any person classified as a "statutory employee" for purposes of Section 3121(d)(3) of the Code or any person who is an independent contractor or who is classified as an independent contractor notwithstanding any subsequent reclassification


                                       -5-

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           by the Employer or a third party,  even if such  reclassification  is made on a retroactive basis.

1.28 "Employer" means Insignia/ESG Holdings, Inc., or any successor by merger, purchase or otherwise, with respect to its Employees; or any Affiliated Employer participating in the Plan as provided in Section 14.3, with respect to its Employees.

1.29 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.30       "Enrollment Date" means the first day of any payroll period.

1.31 "Fund" or "Investment Fund" means the separate funds into which contributions to the Plan are invested in accordance with Article IV.

1.32 "Grandfathered Stock" means (i) IFG Stock which the Participant held in his account under the IFG Plan to the extent such shares are held after the distribution to IFG stockholders of the shares of Company Stock and (ii) any Class E Preferred Stock, any Class F Preferred Stock, and any AIMCO Common Stock received as a result of the merger of AIMCO and IFG pursuant to the Merger Agreement or transactions following the merger.

1.33 "Grandfathered Stock Funds" means the funds primarily invested in Grandfathered Stock.

1.34 "Highly Compensated Employee" means any Employee classified as a highly compensated employee as determined under Section 414(q) of the Code and any regulations issued thereunder.

           (a) Highly Compensated Employee means any Employee who:

                (1) Was a 5-percent  owner of an Employer at any time during the
                    Plan Year or preceding Plan Year; or

                (2) For the preceding Plan Year:

                    (A) had Compensation from an Employer or an Affiliated Employer in excess of $80,000 as adjusted in accordance with the Adjustment Factor, and

                    (B) was in the top-paid group of employees for such preceding Plan Year.

           (b) The following provisions shall apply for purposes of this Section 1.34:


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               (1)  An  Employee  shall be  treated as a  5-percent  owner of an
                    Employer for any Plan Year if at any time during such year the Employee was a 5-percent owner (as defined in Section 416(i)(1) of the Code) of the Employer.

               (2) An Employee is in the top-paid group of employees for any Plan Year if such Employee is in the group consisting of the top 20 percent of the Employees (considering all employees of an Employer when ranked on the basis of Compensation during such Plan Year).

               (3) Any former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee on the date of his Termination of Employment, or in any year following attainment of age 55.

1.35 "Hour of Service" means, with respect to any applicable computation period:

           (a) Each hour for which the Employee is or will be directly or indirectly paid or entitled to payment for the performance of duties for an Employer or an Affiliated Employer,

           (b) Each hour for which the Employee is or will be directly or indirectly paid or entitled to payment by an Employer or an Affiliated Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty, or leave of absence, but not more than 501 hours for any single continuous period, and

           (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliated Employer, excluding any hour credited under (a) or
                  (b), which shall be credited to the computation period or periods to which the award, agreement, or payment pertains rather than to the computation period in which the award, agreement or payment is made.

           No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation, or disability insurance laws. No Hours of Service shall be credited with regard to any Employee for any period prior to the date the entity by which he is employed became or becomes an Employer except as specifically provided herein and then only as specified. The Hours of Service credited shall be determined as required by Department of Labor Regulations, Section 2530.200b- 2(b) and (c), which are incorporated herein by reference. Employees compensated on other than an hourly basis and for whom hours are not required to be counted and recorded by any other federal law, such as the Fair Labor Standards Act, shall be credited with forty-five (45) hours per week for any week during which the Employee is credited with one (1) Hour of Service.

1.36 "IFG" means Insignia Financial Group, Inc. and any successor by merger, purchase or otherwise.

1.37 "IFG Plan" means the Insignia Financial Group 401(k) Retirement Savings Plan, as amended from time to time.

1.38 "IFG Stock" means the Class A Common Stock, $.01 par value per share, of IFG.

1.39 "Leased Employee" means any person as so defined in Section 414(n) of the Code. In the case of any person who is a Leased Employee before or after a period of service as an Employee, the entire period during which he has performed services for an Employer as a Leased Employee shall be counted to the extent required by Section 414(n) of the Code as service as an Employee for all purposes of the Plan, except that he shall not, by reason of that status, become a Participant of the Plan.

1.40 "Merger Agreement" means the Amended and Restated Agreement and Plan of Merger dated as of May 26, 1998 by and among AIMCO and AIMCO Properties, L.P., IFG and the Company.

1.41 "Normal Retirement" means termination from service with the Employer on or after the Participant's 65th birthday.

1.42 "Participant" means (i) any person who has met the participation requirements of the Plan as provided in Article II or (ii) with regard to provisions applicable to Participants who terminated employment with IFG or another company participating in the IFG Plan prior to the Effective Date (including, without limitation, Articles IV and IX), any person who had an account balance in the IFG Plan transferred to the Plan pursuant to the transactions contemplated in the Merger Agreement but who has not met the participation requirements of the Plan.

1.43 "Plan" means the Insignia/ESG Holdings, Inc. 401(k) Retirement Savings Plan as set forth in this document or as amended from time to time.

1.44 "Plan Year" means the 12 month period beginning on January lst and ending on December 31st of each year. Notwithstanding the foregoing, the initial Plan Year shall be the short Plan Year beginning on the Effective Date and ending on December 31, 1998.

1.45 "Profit Sharing Account" means the account into which shall be credited the Profit Sharing Contributions made on a Participant's behalf and earnings on those contributions.

1.46 "Profit Sharing Contributions" means all amounts contributed pursuant to Section 3.3 of the Plan.

1.47 "Rollover Account" means the separate account into which shall be credited the Rollover Contributions made by a Participant and earnings on those contributions.

1.48       "Rollover  Contributions"  means all amounts contributed  pursuant to
           Section 3.4 of the Plan.

1.49 "Termination of Employment" means the separation from the employment of all Employers and Affiliated Employers for any reason, including, but not limited to, retirement, death, Disability, resignation or dismissal with or without cause. Where an Employee enters upon an authorized leave of absence or layoff, Termination of Employment shall not be deemed to occur until his leave of absence expires without immediate reemployment, or in the case of layoff, he is not rehired within the time established by the Committee in accordance with the general policy of the Employer. Where an Employee is on a military leave of absence, Termination of Employment shall not be deemed to occur unless and until the Employee fails to return to employment prior to the end of the period during which is right to reemployment is protected by the Selective Service Act, or Uniform Services Employment and Reemployment Act or any similar law then existing. In the event that an Employee is transferred from one Employer or Affiliated Employer to another Employer or Affiliated Employer, the Employee will not be deemed to have incurred a Termination of Employment until he is no longer employed by any Employer or Affiliated Employer.

1.50 "Trustee" means the trustee or trustees appointed from time to time by the Board of Directors by whom the Funds of the Plan are held as provided in Article XI.

1.51 "Valuation Date" means each business day of the Plan Year. A business day is each day the New York Stock Exchange is open for the trading of registered securities.

1.52 "Vested Portion" means the portion of the Accounts in which the Participant has a nonforfeitable interest as provided in Article VI or, if applicable, Section 13.5.

1.53 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service. For purposes of determining a Year of Service for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service.

           For vesting purposes, a Year of Service shall be a computation period in which an Employee completes 1000 Hours of Service. For this purpose, the computation period shall be the Plan Year, including periods prior to the Effective Date of the Plan.

           Notwithstanding anything else herein to the contrary, Years of Service for participation and Years of Service for vesting shall not include, in the case of an Employee who incurs five or more consecutive Breaks in Service and at that time does not have any vested right in Employer contributions, any service before those Breaks in Service commenced.

           For all other purposes, the computation period shall be the Plan Year. Years of Service with any Affiliated Employer shall be recognized.

           (a) Service for Participation and Vesting. If an Employee is within one of the following classes of employees, the Employee shall receive past service credit for purposes of determining Years of Service for participation and vesting under this Plan to the extent such service would be recognized under the terms of this Plan had such service been rendered to an Employer without taking into account any breaks in such service, and, for each of the following classes of employees (other than former employees of IFG) not to exceed five years:

                  Former Employees of Insignia Financial Group, Inc. Any individual who was employed by IFG or any entity that would be deemed a single employer with IFG under Section 414(b), (c),
                  (m) or (o) of the Code or Section 4001 of ERISA and who either
                  (i) becomes an Employee of the Company or an Affiliated Employer participating in the Plan or (ii) had his account balance in the IFG Plan transferred to the Plan pursuant to the transactions contemplated in the Merger Agreement, shall receive credit for participation and vesting purposes for all service with IFG or any entity that would be deemed a single employer with IFG under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

                  Former Employees of U.S. Shelter Corp. Any Employee who was employed by U.S. Shelter Corp. on December 31, 1990, and who became an Employee of IFG or another company participating in the IFG Plan on January 1, 1991, shall receive credit for participation and vesting purposes for all service with U.S. Shelter Corp. prior to January 1, 1991.

                  Former Employees of Jacques-Miller, Inc. Any Employee who was employed by Jacques-Miller, Inc. on December 31, 1991, and who became an Employee of IFG or another company participating in the IFG Plan on January 1, 1992, shall receive credit for participation and vesting purposes for all service with Jacques-Miller, Inc. prior to January 1, 1992.

                  Former Employees of Metropolitan Asset Group. Any Employee who was employed by Metropolitan Asset Group on December 31, 1991, and who became an Employee of IFG or another company participating in the IFG Plan on January 1, 1992, shall receive credit for participation and vesting purposes for all service with Metropolitan Asset Group prior to January 1, 1992.

                  Former Employees of Angeles Corporation. Any Employee who was employed by Angeles Corporation on December 31, 1992, and who became an Employee of IFG or another company participating in the IFG Plan on January 1, 1993, shall receive credit for participation and vesting purposes for all service with Angeles Corporation prior to January 1, 1993.

                  Former Employees of Allegiance Realty Group, Inc. Any Employee who was employed by Allegiance Realty Group, Inc. on November 4, 1994, and who became an Employee of IFG or another company participating in the IFG Plan on November 5, 1994, shall receive credit for participation and vesting purposes for all service with Allegiance Realty Group, Inc. prior to November 5, 1994.

                  Former Employees of Partnership Services, Inc. Any Employee who was employed by Partnership Services, Inc. on December 8, 1994, and who became an Employee of IFG or another company participating in the IFG Plan on December 9, 1994, shall receive credit for participation and vesting purposes for all service with Partnership Services, Inc. prior to December 9, 1994.

                  Former Employees of Coventry Properties, Inc. Any Employee who was employed by Coventry Properties, Inc. on December 8, 1994, and who became an Employee of IFG or another company participating in the IFG Plan on December 9, 1994, shall receive credit for participation and vesting purposes for all service with Coventry Properties, Inc. prior to December 9, 1994.

                  Former Employees of Bryanston Management Group, Inc. Any Employee who was employed by Bryanston Management Group, Inc. on August 15, 1995, and who became an Employee of IFG or another company participating in the IFG Plan on August 16, 1995, shall receive credit for participation and vesting purposes for all service with Bryanston Management Group, Inc. prior to August 16, 1995.

                  Former Employees of The Kreisel Company, Inc. Any Employee who was employed by The Kreisel Company, Inc. on September 30, 1995, and who became an Employee of IFG or another company participating in the IFG Plan on October 1, 1995, shall receive credit for participation and vesting purposes for all service with The Kreisel Company, Inc. prior to October 1, 1995.

                  Former Employees of Douglas Elliman-Gibbons & Ives. Any Employee who was employed by Douglas Elliman-Gibbons & Ives on September 30, 1995, and who became an Employee of IFG or another company participating in the IFG Plan on October 1, 1995, shall receive credit for participation and vesting purposes for all service with Douglas Elliman-Gibbons & Ives prior to October 1, 1995.

                  Former Employees of National Property Investors, Inc. Any Employee who was employed by National Property Investors, Inc. on January 22, 1996, and who became an Employee of IFG or another company participating in the IFG Plan on January 23, 1996, shall receive credit for participation and vesting purposes for all service with National Property Investors, Inc. prior to January 23, 1996.

                  Former Employees of Edward S. Gordon Company, Inc. Any Employee who was employed by Edward S. Gordon Company, Inc. on June 30, 1996, and who became an Employee of IFG or another company participating in the IFG Plan on July 1, 1996, shall receive credit for participation and vesting purposes for all service with Edward S. Gordon Company, Inc. prior to July 1, 1996.

                  Former Employees of Paragon Group Property Services, Inc. Any Employee who was employed by Paragon Group Property Services, Inc. on June 30, 1996, and who became an Employee of IFG or another company participating in the IFG Plan on July 1, 1996, shall receive credit for participation and vesting purposes for all service with Paragon Group Property Services, Inc. prior to July 1, 1996.

           (b) Service for Participation Only. If an Employee is within one of the following classes of employees, the Employee shall receive credit for past service with the listed predecessor employer for purposes of determining Years of Service for participation only:

                  Former Employees of Security Management, Inc. Any Employee who was employed by Security Management, Inc. on June 30, 1992, and who became an Employee of IFG or another company participating in the IFG Plan on July 1, 1993.

                  Former Employees of Duddlesten Management Corporation. Any Employee who was employed by Duddlesten Management Corporation on December 31, 1993, and who became an Employee of IFG or another company participating in the IFG Plan on January 1, 1994.

                  Former Employees of Gross, Langton & Co. Any Employee who was employed by Gross, Langton & Co. on December 31, 1993, and who became an Employee of IFG or another company participating in the IFG Plan on January 1, 1994.

                  Former Employees of O'Donnell Properties Services, Inc. Any Employee who was employed by O'Donnell Properties Services, Inc. on April 30, 1995, and who became an Employee of IFG or another company participating in the IFG Plan on May 1, 1995.

                  Former Employees of HMB Property Services, Inc. Any Employee who was employed by HMB Property Services, Inc. on February 28, 1997, and who became an Employee of IFG or another company participating in the IFG Plan on March 1, 1997.

                  Former Employees of Rostenberg-Doern Company, Inc. Any Employee who was employed by Rostenberg-Doern Company, Inc. on February 28, 1997, and who became an Employee of IFG or another company participating in the IFG Plan on March 1, 1997.

                  Former Employees of Frain, Camins & Swartchild Incorporated. Any Employee who was employed by Frain, Camins & Swartchild Incorporated on March 31, 1997, and who became an Employee of IFG or another company participating in the IFG Plan on April 1, 1997.

                  Former Employees of Koll Management Services, Inc. Any Employee who was employed by Koll Management Services, Inc. on March 30, 1997, and who became an Employee of IFG or another company participating in the IFG Plan during the period April 1, 1997 through August 1, 1997.

                  Former Employees of Thomas Safran & Associates. Any Employee who was employed by Thomas Safran & Associates on July 31, 1997, and who became an Employee of IFG or another company participating in the IFG Plan on August 1, 1997.

                  Former Employees of Forum Properties, Inc. Any Employee who was employed by Forum Properties, Inc. on September 7, 1997, who was a participant in the Forum Properties, Inc. 401(k) Savings Plan, and who became an Employee of IFG or another company participating in the IFG Plan on September 8, 1997.

                  Former Employees of First Winthrop Corporation. Any Employee who was employed by First Winthrop Corporation on October 27, 1997, and who became an Employee of IFG or another company participating in the IFG Plan on October 28, 1997.

                  Former Employees of Barnes, Morris, Pardoe & Foster Management Services, LLC. Any Employee who was employed by Barnes, Morris, Pardoe & Foster Management Services, LLC on October 31, 1997, and who became an Employee of IFG or another company participating in the IFG Plan on November 1, 1997.

                    ARTICLE II: ELIGIBILITY AND PARTICIPATION

2.1        Eligibility

           (a) Each present or future Employee who has attained the age of 21 shall be eligible to participate in the Plan on the later of
                  (i) the Effective Date or (ii) the Employee's date of hire. An Employee who has not attained the age of 21 shall be eligible to participate as of the date he attains age 21.

           (b) Notwithstanding the preceding, the following persons shall not be eligible to participate in the Plan.

                 (1)any Leased Employee;

                 (2)any person who is employed by an Affiliated Employer that is not eligible to participate in the Plan as provided under the last paragraph of Section 1.4 of the Plan;

                 (3)an Employee  whose  employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer (except to the extent that the collective bargaining agreement expressly provides for the inclusion of such Employees);

                 (4)any nonresident alien (within the meaning of Section 7701(b)
                    of the Code) with no earned  income  (within  the meaning of
                    Section 911(d)(2) of the Code) from an Employer, which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code); and

                 (5)any person who is a qualified  real estate agent (within the meaning of Section 3508 of the Code).

2.2        Effective Date of Participation

           (a) An eligible Employee shall become a Participant effective as of the Enrollment Date coinciding with or next following the date such Employee meets the eligibility requirements of
                  Section 2.1(a), provided said Employee is still employed as of such date (or if not employed on such date, as of the date of rehire if a Break in Service has not occurred).

           (b) Notwithstanding the above, the effective date of participation for the following classes of eligible employees shall be as follows:

                  Former Employees of First Winthrop Corporation. Any Employee who was employed by First Winthrop Corporation on October 27, 1997, and who became an Employee of IFG or another company participating in the IFG Plan on October 28, 1997, shall become a Participant as of January 1, 1998.

                  Former Employees of Barnes, Morris, Pardoe & Foster Management Services, LLC. Any Employee who was employed by Barnes, Morris, Pardoe & Foster Management Services, LLC on October 31, 1997, and who became an Employee of IFG or another company participating in the IFG Plan on November 1, 1997, shall become a Participant as of January 1, 1998.

2.3        Application for Participation

           (a) Prior to an eligible Employee's Enrollment Date, such eligible Employee shall give notice to the Trustee in the manner prescribed by the Committee on which he:

                 (1)designates a percentage of  Compensation or dollar amount as
                    Deferred Cash Contributions;

                 (2)authorizes  an  Employer  to  reduce  his   Compensation  in
                    accordance with his election under Section 3.1;

                 (3)makes an investment election; and

                 (4)names a Beneficiary.

           (b) Notwithstanding the preceding, an eligible Employee who has not otherwise become a Participant under paragraph (a) above shall become a Participant as of the Valuation Date that Profit Sharing Contributions are credited to his Profit Sharing Account. A Participant described in this paragraph (b) may still elect to reduce his Compensation for the purpose of having Deferred Cash Contributions made on his behalf by filing an appropriate form in accordance with paragraph (a) above.

           (c) The Committee shall notify each eligible Employee described in paragraph (b) above and each Participant who is an Employee, but who does not currently have in effect an investment election, about the opportunity and process for making investment elections. In addition, the Committee shall furnish each eligible Employee described in paragraph (b) above a form upon which he may designate a Beneficiary.

2.4        Reemployment of Former Employees and Former Participants

           Any person reemployed by an Employer as an Employee, who was previously a Participant or who was previously eligible to become a Participant, shall be immediately eligible to become a Participant of the Plan upon the filing of a form in accordance with Section 2.3. Notwithstanding anything to the contrary herein, any person who is reemployed by an Employer as an Employee after he has had five or more Breaks in Service and who does not have any vested right in Employer contributions, shall again become a Participant upon completing the eligibility requirements in
           Section 2.1 and filing the appropriate form or forms in accordance with Section 2.3. Any person reemployed by an Employer as an Employee, who was not previously eligible to become a Participant, shall become a Participant upon completing the eligibility requirements in Section 2.1 and filing the appropriate form or forms in accordance with Section 2.3.

2.5        Transferred Participants

           A Participant who remains in the employ of an Employer but ceases to be an Employee shall continue to be a Participant of the Plan but shall not be eligible to make Deferred Cash Contributions while his employment status is other than as an Employee.

2.6        Termination of Participation

           A Participant's participation shall terminate on the date of his Termination of Employment unless the Participant is entitled to benefits under the Plan, in which event his participation shall terminate when those benefits are distributed to him.

                           ARTICLE III: CONTRIBUTIONS

3.1        Deferred Cash Contributions

           (a)    A Participant may elect on his application filed under Section
                  2.3 to reduce his Compensation payable during a Plan Year while a Participant by not less than 1% and not more than 15%, in multiples of 1%, or a flat dollar amount not to exceed 15% of his Compensation, as elected by the Participant, and have that amount contributed to the Plan by an Employer as Deferred Cash Contributions in a manner to be determined by the Committee. Any Deferred Cash Contributions elected under this
                  Section 3.1 shall be allocated to the Participant within the Plan Year for which they are contributed and shall be paid to the Trustee within the time permitted by law. Such contributions shall reduce the amount of Compensation otherwise payable thereafter. Deferred Cash Contributions shall be further limited as provided in this Article III.

           (b) In no event shall the Participant's reduction in Compensation and the corresponding Deferred Cash Contributions and similar contributions made on his behalf by an Employer in any calendar year exceed $10,000 as adjusted by the Secretary of the Treasury in accordance with Code Section 402(g)(5). If a Participant's Deferred Cash Contributions in a calendar year reach that dollar limitation, his election of Deferred Cash Contributions for the remainder of the calendar year will be canceled. As of the first pay period of the calendar year following such cancellation, the Participant's election of Deferred Cash Contributions shall again become effective in accordance with his previous election.

           (c) In the event that the sum of the Deferred Cash Contributions and similar contributions to any other qualified defined contribution plan maintained by an Employer exceeds the dollar limitation under paragraph (b) for any calendar year, the Participant shall be deemed to have elected a return of Deferred Cash Contributions in excess of such limit ("excess deferrals") from this Plan. The excess deferrals, together with Earnings, shall be returned to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made. The amount of excess deferrals to be returned for any calendar year shall be reduced by any Deferred Cash Contributions previously returned to the Participant under Section 3.7(a)(2) for that calendar year. In the event any Deferred Cash Contributions returned under this paragraph (c) were matched by Deferred Matching Contributions under Section 3.2, those Deferred Matching Contributions, together with Earnings thereon, shall be forfeited and used to reduce Employer contributions.

           (d) If a Participant makes tax-deferred contributions under another qualified defined contribution plan maintained by an employer other than an Employer for any calendar year and those contributions when added to his Deferred Cash

                  Contributions under this Plan exceed the dollar limitation under paragraph (b) above for that calendar year, the Participant may allocate all or a portion of such excess deferrals to this Plan. In that event, the excess deferrals, with Earnings, as allocated shall be returned to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made. However, the Plan shall not be required to return excess deferrals unless the Participant notifies the Committee, in writing, by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan. In addition, the amount of any excess deferrals to be returned for any calendar year shall be reduced by any Deferred Cash Contributions previously returned to the Participant under
                  Section 3.7(a)(2) for that calendar year. In the event any Deferred Cash Contributions returned under this paragraph (d) were matched by Deferred Matching Contributions under Section 3.2, those Deferred Matching Contributions, with Earnings thereon, shall be forfeited and used to reduce Employer contributions.

3.2        Deferred Matching Contributions

           The Employer shall contribute, on behalf of each of its Participants who has completed one Year of Service for participation and who makes the election described in Section 3.1, a discretionary amount, representing a Deferred Matching, Contribution equal to a percentage of each such Participant's Deferred Cash Contribution, the exact percentage to be determined each year by the Employer in its sole and absolute discretion.

           The Deferred Matching Contributions are made expressly conditional on the Plan satisfying the provisions of Sections 3.1 and 3.7. If any portion of the Deferred Cash Contribution to which the Deferred Matching Contribution relates is returned to the Participant under
           Section 3.1 or 3.7, the corresponding Deferred Matching Contribution shall be forfeited, and if any amount of the Deferred Matching Contribution is deemed an excess aggregate contribution under Section 3.7(b), such amount shall be forfeited in accordance with the provisions of that Section. The Deferred Matching Contributions shall be paid to the Trustee within the time permitted by law.

3.3        Profit Sharing Contributions

           (a) The Employer may elect, in its sole and absolute discretion, to make Profit Sharing Contributions to the Plan for each Plan Year in an amount to be determined by the Employer as of the last day of that Plan Year. Profit Sharing Contributions shall be made on behalf of each Participant or Employee eligible to become a Participant who either:

                  (1) completes 1000 Hours of Service during the Plan Year and is employed by the Employer on the last day of that Plan Year; or

                  (2) terminated employment from an Employer during a Plan Year by reason of death, Disability, or Normal Retirement.

           (b) Profit Sharing Contributions shall be paid to the Trustee at such time or times as the Board of Directors shall determine, but not later than the due date, with extensions, for the Employer's applicable federal income tax return.

           (c) Except as otherwise provided, the Profit Sharing Contributions, if any, for each Plan Year shall be allocated to all Participants or Employees described in paragraph (a) above based on the ratio of each such Participant's or Employee's Compensation received during the period in that Plan Year such individual is a Participant or eligible to become a Participant to the total of such Compensation during that Plan Year of all such Participants and Employees.

           (d) In no event, however, shall the contributions by the Employer under this Article III, when combined with amounts contributed pursuant to Section 3.1 hereof and any other plan of the Employer qualified under Section 401(a) of the Code exceed the maximum amount deductible from an Employer's income for that Plan Year under Section 404(a)(3)(A) of the Code or any statute of similar import.

3.4        Participant Rollover Contributions and Transfers

           (a) With permission of the Committee and without regard to any limitations on contributions set forth in any other section of this Article III, the Plan may receive from a Participant, or an Employee who has not yet met the eligibility requirements for participation, in cash or other property (approved by the Committee and the Trustee), any amount previously received by him either directly from a qualified plan or directly or indirectly from an individual retirement account that holds assets solely from a plan qualified under Section 401(a) of the Code, provided that such amount is eligible to be rolled over to a qualified trust in accordance with Code Section 402(c)(5) and the Participant provides evidence satisfactory to the Committee that such amount qualifies for rollover treatment. The Rollover Contributions may be contributed to the Plan either through a direct or indirect rollover and, if indirect, the Rollover Contributions must be paid to the Trustee on or before the 60th day after the day they were received by the Participant.

           (b) With the permission of the Committee and under such conditions as it may require, but without regard to any limitations on contributions set forth in any other section of this Article III, the Plan may accept an amount in cash or other property (approved by the Committee and the Trustee), if any, from another qualified plan which the Participant elects under such plan to transfer to this Plan, or which the trustee of such other qualified plan transfers directly to the Trustee of this Plan. Such transfer contributions shall be paid to the Trustee as soon as practicable and shall be held in the Rollover Account of the Participant. Notwithstanding the
                  foregoing, the Plan shall not accept any amount directly or indirectly transferred from a defined contribution plan subject to Sections 401(a)(11) and 417 of the Code with respect to the Participant requesting permission to transfer said amount. Further, the Plan shall not accept any amount directly or indirectly transferred from a defined benefit plan or a defined contribution plan subject to Section 412 of the Code unless the transfer is in the form of an eligible rollover distribution.

3.5        Change in Contributions

           The  percentages of  Compensation  designated by a Participant  under
           Section 3.1 shall automatically apply to increases and decreases in his Compensation. Subject to the provisions of Section 3.1, a Participant may modify the percentage or flat dollar amount of his authorized payroll deduction or reduction and concurrently make a new election by giving notice to the Trustee in the manner approved by the Committee. The change in contribution shall be effective as soon as reasonably practicable following receipt by the Trustee of such notice. Any modification shall not have retroactive effect and shall remain in force until revoked.

3.6        Suspension of Contributions

           (a) A Participant may suspend his Deferred Cash Contributions and/or revoke his election under Section 3.1 at any time by giving notice to the Trustee in the manner approved by the Committee. The suspension or revocation shall become effective as of the first day of the payroll period following the Trustee's receipt of the notice requesting the suspension.

           (b) A Participant who has suspended his Deferred Cash Contributions may again elect to commence making Deferred Cash Contributions to the Plan at any time by so notifying the Trustee in the manner approved by the Committee. The resumption of Deferred Cash Contributions shall be effective as of the first day of the payroll period following the Trustee's receipt of the notice requesting commencement of contributions.

3.7        Limitations Affecting Highly Compensated Employees

           (a) Limitation Based on Actual Deferral Percentage: The Actual Deferral Percentage for Highly Compensated Employees who are Participants or eligible to become Participants shall not exceed the Actual Deferral Percentage for the preceding Plan Year for all other Employees who were Participants or were eligible to become Participants multiplied by 1.25. If the Actual Deferral Percentage does not meet the foregoing test, the Actual Deferral Percentage for Highly Compensated Employees may not exceed the lesser of the Actual Deferral Percentage for the preceding Plan Year for all other Employees who were Participants or were eligible to become Participants plus two percentage points or such Actual Deferral

                  Percentage multiplied by 2.0 (or such lesser amount as the Committee shall determine to satisfy the provisions of paragraph (c) below). The Committee may implement rules limiting the Deferred Cash Contributions which may be made on behalf of some or all Highly Compensated Employees so that this limitation is satisfied. If the Committee determines that the limitation under this paragraph (a) has been exceeded in any Plan Year, the following provisions shall apply:

                  (1) Any distribution of Deferred Cash Contributions subject to reduction under this paragraph ("excess contributions") shall be made to Highly Compensated Employees by leveling based on the amount of contributions by, or on behalf of, such employees. Such leveling shall be determined by reducing Deferred Cash Contributions made on behalf of Highly Compensated Employees in order of the dollar amounts of Deferred Cash Contributions beginning with the largest of such dollar amounts of Deferred Cash Contributions, as adjusted as the reduction takes place.

                  (2) Excess contributions, together with Earnings thereon, shall be paid to the Participant before the close of the Plan Year following the Plan Year in which the excess contributions were made and, to the extent practicable, within 2 1/2 months of the close of the Plan Year in which the excess contributions were made. However, any excess contributions for any Plan Year shall be reduced by any Deferred Cash Contributions previously returned to the Participant under Section 3.1(c) for that Plan Year. In the event any Deferred Cash Contributions returned under this paragraph (a) were matched by Deferred Matching Contributions, such corresponding Deferred Matching Contributions, with Earnings thereon, to the extent vested shall be paid to the Participant and to the extent forfeitable under the Plan shall be forfeited and used to reduce Employer contributions.

                  (3) Notwithstanding the foregoing, there shall be no income allocable to excess contributions during the period between the end of the Plan Year and the date of distribution of the excess contributions.

                  All determinations and procedures with regard to the matters covered by this Section 3.7(a) shall be made in accordance with Code Section 401(k)(3) and Treasury Regulation Section 1.401(k)-1(b).

           (b) Limitation Based on Contribution Percentage: The Contribution Percentage for Highly Compensated Employees who are Participants or eligible to become Participants shall not exceed the Contribution Percentage for the preceding Plan Year for all other Employees who were Participants or were eligible to become Participants multiplied by 1.25. If the Contribution Percentage does not meet the foregoing test, the Contribution Percentage for Highly Compensated Employees may not exceed the lesser of the Contribution Percentage for the preceding Plan

                  Year for all other Employees who were Participants or were eligible to become Participants plus two percentage points or such Contribution Percentage multiplied by 2.0 (or such lesser amount as the Committee shall determine to satisfy the provisions of paragraph (c) below). If the Committee determines that the limitation under this paragraph (b) has been exceeded in any Plan Year, the following provisions apply:

                  (1) Any distribution of Deferred Matching Contributions subject to reduction under this paragraph ("excess aggregate contributions") shall be made to Highly Compensated Employees by leveling based on the amount of contributions by, or on behalf of, such employees. Such leveling shall be determined by reducing Deferred Matching Contributions made on behalf of Highly Compensated Employees in order of the dollar amounts of Deferred Matching Contributions beginning with the largest of such dollar amounts of Deferred Matching Contributions, as adjusted as the reduction takes place.

                  (2) Any excess aggregate contributions, together with Earnings thereon, shall be reduced and allocated in the following order:

                           (A) so much of the matched Deferred Matching Contributions, together with Earnings, as shall be necessary to meet the test shall be reduced, with the Deferred Matching Contributions, together with Earnings, being forfeited and applied to reduce Employer contributions; and then if necessary,

                           (B) so much of the Deferred Matching Contributions, together with Earnings, as shall be necessary to equal the balance of the excess aggregate contributions shall be reduced, with the vested Deferred Matching Contributions being paid to the Participant and the Deferred Matching Contributions which are forfeitable under the Plan being forfeited and applied to reduce Employer contributions.

                           Any repayment or forfeiture of excess aggregate contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made and, to the extent practicable, any repayment shall be made within 2 1/2 months of the close of the Plan Year in which the excess aggregate contributions were made.

                  (3) Notwithstanding the foregoing, there shall be no income allocable to excess contributions during the period between the end of the Plan Year and the date of distribution of the excess contributions.

                           All determinations and procedures with regard to the matters covered by this Section 3.7(b) shall be made in accordance with Code Section 401(m) and Treasury Regulation Section 1.401(m)-1.

           (c)    Notwithstanding  the  provisions  of  paragraphs  (a)  and (b)
                  above, in no event shall the sum of the Actual Deferral Percentage of the group of eligible Highly Compensated Employees and the Contribution Percentage of such group, after applying the provisions of paragraphs (a) and (b) above, exceed the "aggregate limit" as such term is defined under regulations prescribed by the Secretary of the Treasury under
                  Section 401(m) of the Code. In the event the aggregate limit is exceeded for any Plan Year, the Contribution Percentages of the Highly Compensated Employees shall be reduced to the extent necessary to satisfy the aggregate limit in accordance with the procedure set forth in paragraph (b) above.

           (d) If any Highly Compensated Employee is a member of another qualified plan of an Employer, other than an employee stock ownership plan described in Section 4975(e)(7) of the Code, under which deferred cash contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes after-tax contributions, the Committee shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of this Section. If any other such qualified plan has a plan year other than the Plan Year as defined in 1.44, the contributions to be taken into account in applying the limitations of this Section will be those made on the plan years ending with or within the same calendar year.

           (e) In the event that this Plan is aggregated with one or more other plans to satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of this Section 3.7 shall be applied by determining the Actual Deferral Percentage and Contribution Percentage of employees as if all such plans were a single plan. If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Section 401(k)(3) of the Code, the aggregated plans must also satisfy the provisions of Sections 401(a)(4) and 410(b) of the Code as though they were a single plan. Plans may be aggregated under this paragraph (f) only if they have the same plan year.

           (f) Notwithstanding any provision of the Plan to the contrary, employees included in a unit of employees covered by a collective bargaining agreement shall be disregarded in applying the provisions of this Section 3.7.

           (g) The Committee may authorize that special "qualified nonelective contributions" shall be made for a Plan Year, which shall be allocated in such amounts and to such
                  Participants who are not Highly Compensated Employees, starting with the Participant with the lowest Compensation for the testing period until such Participant has reached the limitation under Section 3.8 hereof and progressing thereafter in similar manner in reverse order of Compensation until such contributions are fully utilized, as the Committee shall determine. The Committee shall establish such separate accounts as may be necessary. Qualified nonelective contributions shall be 100% nonforfeitable when made. Qualified nonelective contributions made for the Plan Year shall be used to satisfy the tests described in paragraphs (a) and (c) above, where necessary; furthermore, they may be used to satisfy the tests described in paragraphs (b) and (c) above. An Employer may also elect to use Deferred Cash Contributions to satisfy the tests described in paragraphs (b) and (c) above, provided that the tests described in paragraphs
                  (a) and (c) above are met prior to such election, and continue to be met following an Employer's election to shift the application of those Deferred Cash Contributions from paragraph (a) to paragraph (b). The provisions of this paragraph shall be subject to any applicable regulations which may be issued.

3.8        Maximum Annual Additions

           (a) The annual addition to a Participant's Accounts for any Plan Year, which shall be considered the "limitation year" for purposes of Section 415 of the Code, when added to the Participant's annual addition for that Plan Year under any other qualified defined contribution plan of an Employer shall not exceed an amount which is equal to the lesser of (i) $30,000 or (ii) 25% of his aggregate remuneration for that Plan Year.

           (b) For purposes of this Section 3.8, the term "annual addition" shall mean the sum of:

                  (1) The total contributions, including Deferred Cash Contributions, made on the Participant's behalf by an Employer and all Affiliated Employers;

                  (2)      All  Participant  contributions,   exclusive  of  any
                           Rollover Contributions;

                  (3)      Forfeitures;

                  (4) Amounts allocated to an individual medical benefit account, as defined in Section 415(l)(2) which is part of a pension or annuity plan maintained by an Employer; and

                  (5) Amounts derived from contributions which are attributable to postretirement medical benefits allocated to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by an Employer.

           The percentage limitation of Section 3.8(a)(ii) above, however, shall not apply to:

                  (6) Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an "annual addition;" or

                  (7) Any amount otherwise treated as an "annual addition" under Section 415(l)(1) of the Code.

                  For purposes of this paragraph (b), any Deferred Cash Contributions or Deferred Matching Contributions which may have been distributed or forfeited under the provisions of
                  Section 3.1(c) or Section 3.7 shall be included in the annual addition for the year allocated.

           (c) For purposes of this Section, the term "remuneration" with respect to any Participant shall include such Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan).

                  "Remuneration" shall exclude (a)(1) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the limitations of Section 415 of the Code to the Plan, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludible from the Employee's gross income, (3) any distributions from a plan of deferred compensation, except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includible in the gross income of the Employee; (b) amounts realized from the exercise of a non qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits (whether or not the contributions are actually excludible from the gross income of the Employee).

                  Remuneration shall be determined by including a Participant's Deferred Cash Contributions made pursuant to Section 3.1 and amounts contributed by the Employer at the election of the Participant pursuant to a cafeteria plan as described in
                  Section 125 of the Code.

           (d) If the annual addition to a Participant's Accounts for any Plan Year, prior to the application of the limitation set forth in paragraph (a) above, exceeds that limitation as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's remuneration or as a result of such other circumstances as may be permitted under applicable Treasury Regulations, the amount of contributions credited to the Participant's Accounts in that Plan Year shall be adjusted to the extent necessary to satisfy that limitation in accordance with the following order of priority:

                  (1) The Participant's unmatched Deferred Cash Contributions under Section 3.1 shall be reduced to the extent necessary. The amount of the reduction shall be returned to the Participant, together with any Earnings on the contributions to be returned.

                  (2) The Participant's matched Deferred Cash Contributions and corresponding Deferred Matching Contributions shall be reduced to the extent necessary.

                           The amount of the reduction attributable to the Participant's matched Deferred Cash Contributions shall be returned to the Participant, together with any Earnings on those contributions to be returned, and the amount attributable to the Deferred Matching Contributions shall be forfeited and used to reduce subsequent contributions payable by an Employer.

                  (3) The Profit Sharing Contributions allocated to the Participant under Section 3.3 shall be reduced to the extent necessary. The amount of the reduction shall be forfeited and used to reduce subsequent contributions payable by an Employer.

                  (4) For limitation years beginning prior to January 1, 2000 only, if a Participant is a member in any defined benefit plan required to be taken into account for purposes of applying the combined plan limitations contained in Section 415(e) of the Code, then for any year the sum of the defined benefit plan fraction and the defined contribution plan fraction, as such terms are defined in said Section 415(e), shall not exceed 1. If for any year the foregoing combined plan limitation would be exceeded, the benefit provided under the defined benefit plan shall be reduced to the extent necessary to meet that limitation.

3.9        Return of Contributions

           (a) If the Commissioner of Internal Revenue, on timely application made after the initial establishment of the Plan, determines that the Plan is not qualified under Section 401(a) of the Code, or refuses, in writing, to issue a determination as to whether the Plan is so qualified, an Employer's contributions made on or after the date on which that determination or refusal is applicable shall be returned to an Employer. The return shall be made within one year after the denial of qualification. The provisions of this paragraph (a) shall apply only if the application for the determination is made by the time prescribed by law for filing an Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

           (b) An Employer's contributions to the Plan are conditioned upon their deductibility under Section 404 of the Code. If all or part of an Employer's deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to an Employer without interest but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the disallowance of the deduction.

           (c) An Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

           (d)    In the event  that  Deferred  Cash  Contributions  made  under
                  Section 3.1 are returned to an Employer in accordance with the provisions of this Section 3.9, the elections to reduce Compensation which were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Deferred Cash Contributions so returned shall be distributed in cash to those Participants for whom those contributions were made, provided, however, that if the contributions are returned under the provisions of paragraph
                  (a) above, the amount of Deferred Cash Contributions to be distributed to Participants shall be adjusted to reflect any investment gains or losses attributable to those contributions.

3.10       Contributions Not Contingent Upon Profits

           An Employer may make contributions to the Plan without regard to the existence or the amount of profits. Profits shall include both accumulated earnings and current net taxable income of an Employer before deduction of federal, state, and local income taxes and before any contributions made by an Employer to this or any other employee benefit plan maintained by an Employer, as determined by its independent public accountants in accordance with generally accepted accounting principles. Notwithstanding the foregoing, however, this Plan is designed to qualify as a "profit-sharing plan" for all purposes of the Code.

                 ARTICLE IV: INVESTMENT AUTHORITY AND VALUATION

4.1        General Scope of Responsibility

           The Trustee shall be responsible for the management, investment, and control of the trust fund and disbursements from the trust fund except as set forth in Section 4.2.

4.2        Directed Investment Account

           (a) Investment Funds. Contributions to the Plan shall be invested in one or more of the available Investment Funds at the direction of the Participant or Beneficiary. The Plan will provide an opportunity for a Participant or Beneficiary to exercise control over assets in his Account and provide a Participant or Beneficiary an opportunity to choose from a broad range of investment alternatives. From time to time the Committee may designate additional Investment Funds, withdraw the designation of Investment Funds or change designated Investment Funds. The Plan, therefore, is intended to constitute a plan described in ERISA Section 404(c) and DOL Reg. Section 2550.404c-1, and the fiduciaries of the Plan shall be relieved of liability for any losses that are the direct and necessary result of investment instructions given by such Participant or Beneficiary. The Committee may establish any rule or procedure necessary to meet the standards for "ERISA Section 404(c) Plans" as defined in DOL Reg. Section 2550.404c-1.

           (b) Management of Funds. The Trustee may keep such amounts of cash as it, in its sole discretion, shall deem necessary and advisable as part of the Investment Funds, all within the limitations of the Plan. Dividends, interest, and other distributions received on the assets held by the Trustee for each of the above Investment Funds shall be reinvested in the respective Investment Fund.

                  Pending  the  purchase  of  Company   Stock,   if  an  allowed
                  investment alternative, and in anticipation of cash distributions or the need to meet certain administrative requirements of the Plan, assets to be invested in Company Stock may be invested in cash and cash equivalents. The Trustee may, in its sole discretion, for the purpose of reducing brokerage fees, commissions, and other expenses, or if stock is not available to be purchased in the market, defer the purchase of Company Stock until it has accumulated sufficient funds to purchase quantities which would obtain such reductions. Assets held in the Grandfathered Stock Fund may also be invested in cash and cash equivalents.

           (c) Investment Allocation Elections. A Participant (or, in the event of a Participant's death, a Participant's Beneficiary) shall make one investment allocation election covering each of his directed investment accounts in accordance with one of the following options:

                  (1)  One hundred percent (100%) in any one Investment Fund; or

                  (2) In more than one of the Investment Funds allocated in multiples of at least one percent (1%).

                  If no election is made, the Participant's Account and future contributions shall be invested in a guaranteed interest fund or money market fund, or if there is more than one such fund or no such fund which has been so, the Investment Fund designated by the Committee for such investments.

           (d) Responsibility for Investments. Each Participant (or, in the event of a Participant's death, a Participant's Beneficiary) is solely responsible for the selection of his directed investments. The Trustee, the Committee, the Employer, and the officers, supervisors, and Employees of the Employer are not empowered to advise a Participant (or, in the event of a Participant's death, a Participant's Beneficiary) as to the manner in which his Account shall be invested. The fact that an Investment Fund is available to Participants (or, in the event of a Participant's death, a Participant's Beneficiary) for investment in the Plan shall not be construed as a recommendation for investment in that Investment Fund.

                  With respect to any investment election or other direction by a Participant (or, in the event of the Participant's death, the Participant's Beneficiary), none of the Trustee, the Plan Administrator, the Committee or the Employer shall be under any duty to question any such direction of a Participant (or, in the event of the Participant's death, the Participant's Beneficiary). The Trustee shall comply as promptly as is practicable with the directions given by a Participant or by a Beneficiary in accordance with the terms of the Plan. None of the Trustee, the Plan Administrator, the Committee, or the Employer shall be responsible or liable for any loss or expense which may arise from or result from compliance with any directions from the Participant (or, in the event of the Participant's death, the Participant's Beneficiary).

           (e) Change of Investment Elections. A Participant may change his investment allocation election each business day of a Plan Year by giving notice to the Trustee in the manner approved by the Committee. The changed investment allocation election shall become effective as of the earliest practicable Valuation Date following receipt by the Trustee of such notice of change, in accordance with the Trustee's customary procedures, and shall be effective only with respect to subsequent contributions.

                  If the Participant (or, in the event of the Participant's death, the Participant's Beneficiary) fails to change his election, the previous investment election shall remain effective until the Participant (or Beneficiary) affirmatively changes his investment election. Subject to the provisions of the governing documents of the

                  Investment Funds involved, if there is a change in designated Investment Funds and a Participant (or, in the event of the Participant's death, the Participant's Beneficiary) does not make a new election, he will be deemed to have designated investment in the designated Investment Funds most similar to those previously elected and in the same proportion as previously elected.

           (f) Reallocation of Accounts. A Participant may elect to reallocate his Accounts among the Investment Funds at any time by giving notice to the Trustee in the manner approved by the Committee; provided, however, that the amount of any transfer must equal at least $250 or, if less, the total value of the Participant's Accounts in the Investment Fund or Funds from which the transfer is being made. The transfer or transfers shall be effective as of the earliest practicable Valuation Date following the receipt by the Trustee of such notice of transfer.

           (g) Limitations Imposed by Contract. Notwithstanding anything in this Article to the contrary, any contributions invested in a guaranteed investment contract shall be subject to any and all terms of such contract, including any limitations placed on the exercise of any rights otherwise granted to a Participant under any other provision of this Plan.

4.3        Investment Fund Gains and Losses

           (a) Valuation of Funds. On each Valuation Date, there shall be allocated to each Participant's Account the proportionate share of the increase or decrease in the fair market value of such Participant's Account in each of the Investment Funds based on the daily weighted average of the balances of the Participants' Accounts. Whenever an event requires a determination of the value of a Participant's Account, the value shall be computed as of the Valuation Date coincident with or immediately following the date of determination, subject to the provisions of subsection (b) below.

           (b) Discretionary Power of Committee. The Committee reserves the right to change from time to time the procedures used in valuing Accounts or crediting (or debiting) such accounts if it determines, after due deliberation and upon the advice of counsel or the current recordkeeper, that such an action is justified in that it results in a more accurate reflection of the fair market value of assets. In the event of a conflict between the provisions of this Article and such new administrative procedures, those new administrative procedures shall prevail.

                      ARTICLE V: VALUATION OF THE ACCOUNTS

A Participant's Accounts in each Investment Fund shall be represented in shares or units. The value of any such Account on any Valuation Date shall equal the number of shares or units of the applicable Investment Fund held for the Participant in such Account multiplied by the value on such Valuation Date of such a share or unit. Such share value or unit value shall be determined in accordance with the applicable Investment Fund's customary procedures. The interest of each Participant in the Company Stock Fund or Grandfathered Stock Fund shall be expressed as units of the Investment Fund as of a Valuation Date and shall be determined by using unit accounting. The interest of each Participant in the Investment Funds (other than the Company Stock Fund or Grandfathered Stock Fund) shall be expressed in accordance with the valuation methods and practices of the entity maintaining the Investment Fund.

A Participant's Account shall also be adjusted as of each Valuation Date to reflect contributions, loan payments, withdrawals, distributions, loan disbursements, and transfers between Investment Funds since the last Valuation Date. For purposes of the foregoing sentence:

           (a) contributions and loan repayments shall be credited as of the Valuation Date coincident with or next following the date the amounts are actually invested in the applicable Investment Funds, in accordance with the Trustee's customary procedures;

           (b) withdrawals, distributions, and loan disbursements shall be deducted as of the Valuation Date coincident with or next following the date the required document is processed by the Trustee, in accordance with its usual procedures; and

           (c) transfers between Investment Funds shall be reflected as of their effective date under Section 4.2(f).

Each calendar quarter a Participant shall be furnished with a statement setting forth the value of his Accounts and the Vested Portion of his Accounts.

                     ARTICLE VI: VESTED PORTION OF ACCOUNTS

6.1        Deferred Account and Rollover Account

           A Participant shall at all times be 100% vested in, and have a nonforfeitable right, to his Deferred Account and his Rollover Account.

6.2        Deferred Matching Account and Profit Sharing Account

           (a) A Participant who is an Employee on or after the Effective Date shall be vested in, and have a nonforfeitable right to, his Deferred Matching Account and Profit Sharing Account in accordance with the following schedule:

                  Years of Service                   Percent Vested

                           1                                 0%
                           2                                25%
                           3                                50%
                           4                               100%

           (b) A Participant described in Section 6.2(b) herein shall be vested in, and have a nonforfeitable right to, his Deferred Matching Account and Profit Sharing Account in accordance with the following schedule:

                  Years of Service                   Percent Vested

                           1                                 0%
                           2                                25%
                           3                                50%
                           4                                75%
                           5                               100%

                  The vesting schedule in this Section 6.2(b) will continue to apply to a Participant: (i) who is not an Employee on or after the Effective Date; (ii) whose account balance in the IFG Plan was transferred to the Plan pursuant to the transactions contemplated by the Merger Agreement; (iii) whose employment with IFG or any entity that would be deemed a single employer with IFG under Section 414(b), (c), (m) or (o) of the Code or
                  Section 4001 of ERISA terminated after December 31, 1997 and before the Effective Date; and (iv) who is not rehired before incurring five or more Breaks in Service.

           (c) A Participant described in Section 6.2(c) herein shall be vested in, and have a nonforfeitable right to, his Deferred Matching Account and Profit Sharing Account in accordance with the following schedule:

                  Years of Service                   Percent Vested

                           1                                  0%
                           2                                  0%
                           3                                 20%
                           4                                 40%
                           5                                 60%
                           6                                 80%
                           7                                100%

                  The vesting schedule in this Section 6.2(c) will continue to apply to a Participant: (i) who is not an Employee on or after the Effective Date; (ii) whose account balance in the IFG Plan was transferred to the Plan pursuant to the transactions contemplated by the Merger Agreement; (iii) whose employment with IFG or any entity that would be deemed a single employer with IFG under Section 414(b), (c), (m) or (o) of the Code or
                  Section 4001 of ERISA terminated on or before December 31, 1997; and (iv) who is not rehired before incurring five or more Breaks in Service.

           (d) Notwithstanding the foregoing, a Participant shall be 100% vested in, and have a nonforfeitable right to, his Deferred Matching Account and Profit Sharing Account upon his death, Disability, or Normal Retirement while, in each case, in the employment of an Employer.

6.3        Disposition of Forfeitures

           (a) Upon Termination of Employment of a Participant who was not fully vested in his Deferred Matching Account or Profit Sharing Account, the nonvested portion of his Deferred
                  Matching Account and Profit Sharing Account shall be segregated in a separate account until the Participant has a period of Break in Service of five years or receives a distribution of the Vested Portion of his Accounts, if earlier. If the former Participant, who has not received a distribution of the Vested Portion of his Account, is not reemployed by an Employer before he has a period of Break in Service of five years or receives such a distribution, the nonvested portion of his Deferred Matching Account or Profit Sharing Account so segregated, shall be forfeited. Any amounts forfeited pursuant to this paragraph (a) shall first be applied to reinstate the previously forfeited account balances of former Participants in accordance with Section 6.3(b). The remaining forfeitures, if any, shall be used to reduce the Plan's ordinary and necessary administrative expenses for the Plan Year or to reduce Employer contributions as soon as practicable after the forfeiture. If the amount of the Vested Portion of a Participant's Deferred Matching Account or Profit Sharing Account at the time of his Termination of Employment is zero, the Participant shall be deemed to have received a distribution of such vested benefit.

           (b) If a portion of a Participant's Deferred Matching Account or Profit Sharing Account has been forfeited or is held in a separate account in accordance with paragraph (a) above, that amount shall be subsequently restored to the Participant's Deferred Matching Account or Profit Sharing Account provided
                  (i) he is reemployed by an Employer before he has a period of Break in Service of five years, and (ii) he repays to the Plan during his period of reemployment and within five years of his date of reemployment an amount in cash equal to the full amount distributed to him, if any, from the Plan on account of his Termination of Employment, other than the amount attributable to Rollover Contributions made under Section 3.4; provided, however, that he may elect to repay to the Plan all or part of those amounts as well.

           (c) In the event that any amounts to be restored by an Employer to a Participant's Deferred Matching Account or Profit Sharing
                  Account are not available from the forfeitures described in paragraph (a) above, the Employer shall make a special Employer contribution equal to those amounts.

           (d) Repayments under this Section must be made in a lump sum within five years of a Participant's reemployment. A repayment shall be invested in the available Investment Funds as the Participant elects at the time of repayment.

                  ARTICLE VII: WITHDRAWALS WHOLE STILL EMPLOYED

7.1        Withdrawal After Age 59 1/2

           A Participant who shall have attained age 59 1/2 as of the effective date of any withdrawal pursuant to this Section may elect to withdraw in the following order all or part of:

           (a) his Rollover Account; then

           (b) the Vested Portion of his Deferred Matching Account; then

           (c) the Vested Portion of his Profit Sharing Account; and then

           (d) his Deferred Account.

           No amount may be withdrawn from an Account under this Section unless the entire amounts available for withdrawal have been withdrawn from the Accounts preceding such Account in the hierarchy set forth above.

7.2        Hardship Withdrawal

           (a) A Participant may elect to withdraw in the following order all or part of:

                  (1)      his Rollover Account; then

                  (2) his Deferred Cash Contributions and earnings credited to his Deferred Account as of December 31, 1988; then

                  (3) the Vested Portion of his Deferred Matching Account; and then

                  (4)      the Vested Portion of his Profit Sharing Account,

                  provided that the Participant demonstrates the existence of a "hardship" in accordance with paragraphs (b) and (c) below. The amount to be withdrawn shall not exceed the amount to meet the immediate and heavy financial need created by the hardship. No amount may be withdrawn from an Account under this Section unless the entire amounts available for withdrawal have been withdrawn from the Accounts preceding such Account in the hierarchy set forth in the prior sentence.

           (b) As a condition for hardship there must exist with respect to the Participant an immediate and heavy financial need to draw upon his Accounts. The Committee shall presume the existence of such immediate and heavy financial need if the requested withdrawal is on account of any of the following:

           (1) Medical expenses described in Section 213(d) of the Code incurred by the Participant, his spouse, or any of his dependents (as defined in Section 152 of the Code), or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

           (2)    Purchase  of  a  principal   residence   of  the   Participant
                  (excluding mortgage payments);

           (3) Payment of tuition and related educational fees, including room and board expenses, for the next twelve months of post-secondary education of the Participant, his spouse, children or dependents;

           (4)    Payment  of  amounts  necessary  to  prevent  eviction  of the
                  Participant   from  his   principal   residence  or  to  avoid
                  foreclosure on the mortgage of his principal residence; or

           (5) The inability of the Participant to meet such other expenses, debts, or obligations recognized by the Internal Revenue Service as giving rise to immediate and heavy financial need for purposes of Section 401(k) of the Code.

                  Notwithstanding the foregoing, upon a Participant's request, the amount necessary to satisfy an immediate and heavy financial need shall be considered to include the amount of federal, state, and local income taxes reasonably anticipated to result from the distribution, based on an assumed tax rate equal to the aggregate regular withholding rate applicable to the Participant's base compensation, plus 10% in respect of the additional tax imposed under Section 72(t) of the Code (if applicable).

           (c) As a condition for a hardship withdrawal, the Participant must demonstrate that the requested withdrawal is necessary to satisfy the financial need described in paragraph (b). The Participant must request, on such form as the Committee shall prescribe, that the Committee make its determination of the necessity for the withdrawal solely on the basis of his application. In that event, the Committee shall make such determination, provided all of the following requirements are met:

                  (1) the Participant has obtained all distributions, other than distributions available only on account of hardship, and all nontaxable loans currently available under all plans of Employers and Affiliated Employers,

                  (2) the Participant shall be suspended from making Deferred Cash Contributions pursuant to Section 3.1 hereof and pre-tax elective or after-tax voluntary contributions to all other plans of an Employer and Affiliated Employers; and

                  (3) the limitation described in Section 3.1(b) under all plans of an Employer and Affiliated Employers for the calendar year following the year in which the withdrawal is made must be reduced by the Participant's elective deferrals made in the calendar year of the distribution for hardship. For purposes of clause (2), "all other plans of an Employer and Affiliated Employers" shall include stock option plans, stock purchase plans, qualified and nonqualified deferred compensation plans, and such other plans as may be designated under regulations issued under Section 401(k) of the Code, but shall not include health and welfare benefit plans and the mandatory employee contribution portion of a defined benefit plan.

7.3        Procedures and Restrictions

           To make a withdrawal, a Participant shall give notice to the Trustee in the manner approved by the Committee. A withdrawal shall be made as of the earliest practicable Valuation Date following receipt by the Trustee of the application for withdrawal. The minimum withdrawal shall be $500 or the total value of the Vested Portion of a Participant's Accounts available for withdrawal, if less. The amount of the withdrawal shall be allocated between and among the Investment Funds in proportion to the value of the Participant's Accounts from which the withdrawal is made in each Investment Fund as of the date of the withdrawal. All payments to Participants under this Article VII shall be made in cash. A withdrawal shall be made in accordance with the guidelines and administrative procedures established by the Committee, including, but not limited to, the frequency with which withdrawals shall be permitted.

                       ARTICLE VIII: LOANS TO PARTICIPANTS

8.1        Amount Available

           (a) A Participant may borrow, by giving written notice to the Trustee in the manner approved by the Committee and on approval by the Committee under such uniform rules as it shall adopt, an amount which is not less than $700 and, when added to the outstanding balance of any other loans to the Participant from the Plan, does not exceed the lesser of

                  (1)      50% of the Vested Portion of his Accounts, or

                  (2) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of loans to the Participant from the Plan during the one year period ending on the day before the day the loan is made, over (B) the outstanding balance of loans to the Participant from the Plan on the date on which the loan is made.

           (b) The interest rate to be charged on loans shall be the prevailing commercial rate determined by the Committee based on a review of prevailing commercial rates in the Employer's geographical region at the time the Participant's loan application is approved and (unless and until otherwise determined by the Committee) shall be one percent above the prime rate as reported in the Wall Street Journal for the day on which the loan application is approved. The interest rate so determined for purposes of the Plan shall be fixed for the duration of each loan.

           (c) The amount of the loan shall be transferred from the Investment Funds in which each of the Participant's Accounts is invested to a special "Loan Fund" maintained for the Participant under the Plan. Such transfer shall be applied to the Participant's Accounts in a prorata manner, and within each Account, amounts shall be transferred from the Investment Funds in a pro rata manner. The Loan Fund shall consist solely of the amount of the Participant's Accounts transferred to the Loan Fund and shall be invested solely in the loan made to the Participant. The amount of the Participant's Accounts transferred to the Loan Fund shall be pledged as security for the loan. Repayment of principal on the loan will reduce the amount held in the Participant's Loan Fund. Those repayments, together with the attendant interest payments, will be recredited to the Participant's Accounts in the order in which the loan proceeds were withdrawn, and the repayments and attendant interest payments will be reinvested in accordance with the Participant's investment election in effect on the date of the repayment.

8.2        Terms

           (a) In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

                  (1) An application for a loan by a Participant shall be made to the Trustee in the manner approved by the Committee, whose action in approving or disapproving the application shall be final;

                  (2) Each loan shall be evidenced by a promissory note payable to the Plan;

                  (3) The period of repayment for any loan shall be arrived at by mutual agreement between the Committee and the Participant, but that period shall not exceed five years unless the loan is used to purchase the principal residence of the Participant, in which case the loan term shall not exceed ten years;

                  (4) Payments of principal and interest will be made by payroll deductions or in a manner agreed to by the Participant and the Committee in substantially level amounts based on a weekly or semi-monthly repayment schedule, but no less frequently than quarterly, in an amount sufficient to amortize the loan over the repayment period;

                  (5) A loan may be prepaid in full as of any date without penalty;

                  (6)      Generally,  a Participant  may not have more than one
                           (1) loan outstanding at any given time; however, a Participant may have multiple loans outstanding if such loans are the result of a corporate acquisition and such loans were transferred to the Plan as part of a Rollover Contribution. Notwithstanding the foregoing, a loan shall not be deemed outstanding if all or a portion of it is to be used (determined at the time the loan is made) to repay an existing loan under the Plan to such same Participant;

                  (7) In the event any loan remains outstanding at the time a distribution (other than an additional loan) is otherwise scheduled to occur and such distribution would reduce the prescribed security for, or otherwise violate limitations with regard to the loan, then the amount of the distribution will be reduced by all or a portion of the outstanding loans to prevent such reduction;

                  (8) All loans made to Participants while actively employed by the Employer shall become immediately due and payable upon the Participant's Termination of Employment;

                  (9)      Any  loan  shall  be   subject  to  such   additional
                           acceleration provisions as shall be determined by the Committee to be commercially reasonable; and

                  (10) Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

           (b) If a loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may execute upon its security interest in the Participant's Accounts under the Plan to satisfy the debt; however, the Plan shall not levy against any portion of the Loan Fund attributable to amounts held in the Participant's Deferred Account, Deferred Matching Account or Profit Sharing Account until such time as a distribution of such Account could otherwise be made under the Plan. Thus, if under the terms of the Plan, distribution is not then permitted, the Participant will have a deemed distribution for tax purposes, but the loan will remain outstanding.

           (c) Any additional rules or restrictions as may be necessary to implement and administer the loan program shall be in writing and communicated to employees. Such further documentation is hereby incorporated into the Plan by reference, and the Committee is hereby authorized to make such revisions to these rules as it deems necessary or appropriate, on the advice of counsel. Furthermore, such loan program may be modified or amended by the Committee from time to time, in the Committee's discretion, without the necessity of amending this Article XIII.

           (d) To the extent required by law and under such rules as the Committee shall adopt, loans shall also be made available on a reasonably equivalent basis to any Beneficiary or former Employee (i) who maintains an Account balance under the Plan and (ii) who is still a party-in-interest (within the meaning of Section 3(14) of ERISA).

                    ARTICLE IX: DISTRIBUTION OF ACCOUNTS UPON
                            TERMINATION OF EMPLOYMENT

9.1        Eligibility

           Upon a Participant's Termination of Employment, the Vested Portion of his Accounts, as determined under Article VI, shall be distributed as provided in this Article.

9.2        Forms of Distribution

           The distribution of the Vested Portion of a Participant's Accounts shall be made in one, or any combination, of the following methods, at the election of the Participant or Beneficiary: (a) by payment in a lump sum; or (b) by payment in monthly, quarterly, or annual installments over a fixed, reasonable period of time, not exceeding the life expectancy of the Participant, or the joint life and last survivor expectancy of the Participant and his Beneficiary. A Participant who has directed the investment of all or a portion of his Account balance into an Investment Fund invested in Company Stock may, at his sole discretion, elect to receive any part or all of a distribution from such Investment Fund in the form of Company Stock, provided that the Participant's nonforfeitable interest in such Company Stock Fund is equal to or greater than the fair market value of 100 shares of Company Stock as of the distribution date. The distribution shall consist of whole shares of Company Stock in amounts of 100 or more shares only, and any remaining portion of the Participant's Accounts will be paid in cash. All shares of Company Stock distributed will be transferred in one stock certificate.

9.3        Commencement of Payments

           (a) Normal Distribution. Unless a Participant otherwise elects, distribution of the Vested Portion of a Participant's Accounts shall be made as soon as practicable following the Participant's Normal Retirement. However, distribution shall begin no later than 60 after the end of the Plan Year in which occurs the latest of the following: (i) the Participant's Termination of Employment; (ii) the Participant's 65th birthday; or (iii) the tenth anniversary of the date on which the Participant commenced participation in the Plan.

           (b) Early Distribution. In lieu of the normal distribution as described above, a Participant may elect to have the distribution of the Vested Portion of his Accounts made as soon as administratively practicable on any Valuation Date coincident with or following his Termination of Employment or Early Retirement which is before the date described in paragraph (a) above. A Participant's election for early distribution of benefits must be made in accordance with such procedures as the Committee shall prescribe.

           (c) Death Benefit. In the case of the death of a Participant before his benefits would otherwise commence, the Vested
                  Portion  of  his  Accounts   shall  be   distributed   to  his
                  Beneficiary in the form elected by the Participant or Beneficiary or, in the absence of an election, in one lump sum as soon as administratively practicable following the Participant's date of death.

           (d)    Cashout.  Notwithstanding  the  provisions of paragraphs  (a),
                  (b), and (c), if the value of the Vested Portion of the Participant's Accounts amounts to $5,000 or less at the time of the Participant's Termination of Employment and at all times thereafter prior to distribution, a lump sum payment shall automatically be made without the Participant's consent as soon as administratively practicable following the Participant's Termination of Employment.

           (e) Disability Benefit. In the event a Participant terminates employment due to Disability prior to his Early Retirement or Normal Retirement, the Trustee shall distribute to such Participant all amounts credited to his Accounts as soon as administratively practicable on any Valuation Date coincident with or following his Termination of Employment.

           Notwithstanding the foregoing, such distribution shall be made to the Participant on or as soon as administratively feasible (and in accordance with the Plan's administrative procedures) following the Valuation Date following the first day for which an amount is payable, as requested in writing by the Participant, without regard to administrative delay and not the actual payment date (the "Benefit Starting Date"). The Benefit Starting Date may not be more than ninety (90) days after such request and, except as provided below, may not be less than thirty (30) days after such request. The Participant's distribution shall be based on the fair market value of a Participant's Account as of the actual date the Company Stock or any other investments held by a Participant's Account are sold, provided that no distribution may be made until the Committee has provided the Participant with a notice as to his rights and benefits under the Plan not more than ninety (90) days or less than thirty
           (30) days prior to the Participant's Benefit Starting Date. Notwithstanding the foregoing, a Participant may elect a Benefit Starting Date earlier than thirty (30) days, but no less than seven
           (7) days, after receiving such notice from the Committee, provided that:

           (a) the Participant has been clearly informed that he has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution; and

           (b) the Participant, after receiving the notice, affirmatively elects a distribution.

           Actual payment of benefits may be reasonably delayed beyond a Participant's Benefit Starting Date for administrative purposes.

9.4        Age 70 1/2 Required Distribution

           (a) The distribution of a Participant's Accounts must begin no later than the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant retires, provided that commencement of distributions while in active service shall be required as provided in clause (i) with respect to a Participant who is a 5-percent owner of an Employer (as defined in Section
                  416(i)(1) of the Code). Notwithstanding the foregoing, a Participant who is an Employee of the Employer and who attains age 70 1/2prior to January 1, 1999 shall be entitled to elect to receive a distribution under the Plan while an Employee no later than the April 1 following the end of the calendar year in which he attains age 70 1/2.

           (b) In the event a Participant is required to begin receiving payments while in service pursuant to the provisions of paragraph (a) above, the payment shall be in one lump sum unless the Participant has made a valid election to receive an alternative form of payment pursuant to this Article.

9.5        Status of Accounts Pending Distribution

           Until distributed under Section 9.3 or 9.4, the Accounts of a Participant who is entitled to a distribution shall continue to be invested as part of the Funds of the Plan.

9.6        Proof of Death and Right of Beneficiary or Other Person

           The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Committee may deem proper, and its determination of the right of that Beneficiary or other person to receive payment shall be conclusive.

9.7        Distribution Limitation

           (a) Notwithstanding any other provision of this Article IX, all distributions from this Plan shall conform to the regulations issued under Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code. Further, such regulations shall override any Plan provision that is inconsistent with Section 401(a)(9) of the Code.

           (b) Payments may be made in cash or property, except that Company Stock may be distributed in kind in accordance with Section 9.2.

9.8        Rollover Distributions

           (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this
                  Section 9.8, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Committee shall have the authority to set minimums and maximums with respect to Eligible Rollover Distributions and adopt other guidelines and administrative procedures that are necessary or desirable to administer the direct rollover rules under this Section 9.8.

           (b)    Definitions.   For  purposes  of  paragraph  (a)  above,   the
                  following terms and phrases shall mean:

                  (1) Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years of more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (2) Eligible Retirement Plan. An Eligible Retirement Plan is an individual retirement account described in
                           Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an
                           Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (3) Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                        ARTICLE X: ADMINISTRATION OF PLAN

10.1       Plan Administration

           The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be upon the Company, acting by and through the Committee. The Company shall be the "plan administrator" and the "named fiduciary" for the operation and administration of the Plan under the provisions of ERISA. The Committee shall consist of not less than two persons appointed from time to time by the Board of Directors to serve at the pleasure of the Board of Directors. Any person who is appointed a member of the Committee shall signify his acceptance by filing written acceptance with the Board of Directors and the secretary of the Committee. Any member of the Committee may resign by delivering his written resignation to the Board of Directors and the Secretary of the Committee; such resignation shall become effective upon delivery or at any later date specified therein.

10.2       Duties of Committee

           The members of the Committee shall elect a chairman from their number and a secretary who may be but need not be one of the members of the Committee; may appoint from their number such subcommittees with such powers as they shall determine; may authorize one or more of their number or any agent to execute or deliver any instrument or make any payment on their behalf; may retain counsel, employ agents and provide for such clerical, accounting, and consulting services as they may require in carrying out the provisions of the Plan; and may allocate among themselves or delegate to other persons all or such portion of their duties under the Plan, other than those granted to the Trustee under the trust agreement adopted for use in implementing the Plan, as they, in their sole discretion, shall decide.

10.3       Individual Accounts

           The Committee shall maintain, or cause to be maintained, records showing the individual balances in each Participant's Accounts. However, maintenance of those records and Accounts shall not require any segregation of the Funds of the Plan.

10.4       Meetings

           The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine.

10.5       Action of Majority

           Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of that majority expressed from time to time by a vote at a meeting or in writing without a meeting shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

10.6       Compensation and Bonding

           No member of the Committee shall receive any compensation from the Plan for his services as such. The Plan shall pay or reimburse the members of the Committee for all reasonable expenses incurred unless the Employer shall pay or reimburse the members of the Committee for such expenses. Except as may otherwise be required by law, no bond or other security need be required of any member in that capacity in any jurisdiction.

10.7       Establishment of Rules

           Subject to the limitations of the Plan, the Committee may make such rules and regulations as it deems necessary or proper for the administration of the Plan and the transaction of business thereunder; may interpret the Plan; may decide on questions as to the eligibility of any person to receive benefits and the amount of such benefits; may authorize the payment of benefits in such manner and at such times as it may determine; may prescribe forms or telephonic or electronic means to be used for making various elections under the Plan, for designating beneficiaries or for changing or revoking such designations, for applying for benefits and for any other purposes of the Plan, which prescribed forms in all cases must be executed and filed with the Committee (unless the Committee shall otherwise determine) and may take such other action or make such determinations in accordance with the Plan as it deems appropriate. To the extent that the form or method prescribed by the Committee to be used in the operation and administration of the Plan does not conflict with the terms and provisions of the Plan, such form shall be evidence of (i) the Committee's interpretation, construction and administration of this Plan and (ii) decisions or rules made by the Committee pursuant to the authority granted to the Committee under the Plan.

10.8       Prudent Conduct

           The members of the Committee shall use that degree of care, skill, prudence and diligence that a prudent man acting in a like capacity and familiar with such matters would use in his conduct of a similar situation.

10.9       Service in More Than One Fiduciary Capacity

           Any individual, entity, or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the Funds of the Plan.

10.10      Limitation of Liability

           An Employer, an Affiliated Employer, the directors of an Employer or an Affiliated Employer, the members of the Committee, or any officer, employee, or agent of an Employer or Affiliated Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of an Employer or an Affiliated Employer for any act or failure to act, made in good faith in relation to the Plan or the Funds of the Plan. However, this limitation shall not act to relieve any such individual or an Employer from a responsibility or liability for any fiduciary responsibility, obligation, or duty under
           Part 4, Title I of ERISA. Further, no member of the Committee shall be personally liable merely by virtue of any instrument executed by him or on his behalf as a member of the Committee.

10.11      Indemnification

           The members of the Committee, and the directors, officers, and employees of an Employer or an Affiliated Employer shall be indemnified to the full extent permitted by law and the Company's Certificate of Incorporation and by-laws, and to the extent not covered by insurance, against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failure to act as to which any such person shall be adjudged in such action to be liable for gross negligence or willful misconduct. The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of an Employer or an Affiliated Employer.

10.12      Appointment of Investment Manager

           The Committee may, in its discretion, appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Committee shall designate. In that event authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

                         ARTICLE XI: MANAGEMENT OF FUNDS

11.1       Trust Agreement

           All the funds of the Plan shall be held by the Trustee appointed from time to time by the Board of Directors under a trust agreement adopted, or as amended, by the Board of Directors for use in providing the benefits of the Plan and paying its expenses not paid directly by an Employer. An Employer shall have no liability for the payment of benefits under the Plan nor for the administration of the funds paid over to the Trustee.

11.2       Exclusive Benefit Rule

           Except as otherwise provided in the Plan, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan. No person shall have any interest in or right to any part of the earnings of the funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

                      ARTICLE XII: CLAIMS REVIEW PROCEDURE

12.1       Claims Procedure

           Claims for benefits under the Plan may be filed with the Committee on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed provided that in the event of special circumstances such period may be extended to 180 days. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

12.2       Claims Review Procedure

           Any Participant or Beneficiary who has been denied a benefit by a decision of the Committee pursuant to Section 12.1 shall be entitled to request the Committee to give further consideration to his claim by filing with the Committee (on a form which may be obtained from the Committee) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Committee no later than 60 days after receipt of the written notification provided for in
           Section 12.1. The Committee shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Committee) the claimant or his representative shall have an opportunity to review all documents in the possession of the Committee which are pertinent to the claim at issue and its disallowance. Either the claimant or the Committee may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Committee within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. All interpretations, determinations and decisions of the Committee with respect to any claim shall be made by the Committee in its sole discretion based on the Plan and documents presented to it and shall be final, conclusive and binding.

                        ARTICLE XIII: GENERAL PROVISIONS

13.1       Nonalienation

           Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned, or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

           (a) Creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant's benefits under the Plan for the purpose of providing child support, alimony payments, or marital property rights to that spouse, child, or dependent;

           (b)    Is made pursuant to a State domestic relations law;

           (c) Does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and

           (d) Otherwise meets the requirements of Section 206(d) of ERISA, as amended, as a "qualified domestic relations order," as determined by the Committee.

           Any distribution due an alternate payee under a qualified domestic relations order may be made as soon as practicable following the earliest date specified in such order (even if the Participant has not reached the "earliest retirement age" under Section 414(p) of the
           Code), or as otherwise permitted under such order pursuant to an agreement between the Plan and the alternate payee, provided, however, that if the amount of the distribution exceeds $5,000, the alternate payee must consent to the distribution. The Committee may, in its sole discretion, adopt such guidelines and procedures relating to the administration and interpretation of qualified domestic relations orders as it deems appropriate or necessary.

           Notwithstanding anything herein to the contrary, the provisions of this Section 13.1 shall not apply to any offset of a Participant's benefits provided under the Plan against an amount that the Participant is ordered or required to pay to the Plan under any of the circumstances set forth in Section 401(a)(13)(C) of the Code and Sections 206(d)(4) and 206(d)(5) of ERISA.

13.2       Conditions of Employment Not Affected by Plan

           The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of an Employer to discharge any Employee and to treat him without regard to the effect which that treatment might have upon him as a Participant or potential Participant of the Plan.

13.3       Facility of Payment

           If the Committee shall find that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness or accident or is a minor, the Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

13.4       Information

           Each Participant, Beneficiary, or other person entitled to a benefit, before any benefit shall be payable to him or on his account under the Plan, shall file with the Committee the information that it shall require to establish his rights and benefits under the Plan.

13.5       Top-Heavy Provisions

           (a)  The  following  definitions  apply  to the  terms  used  in this
Section:

                  (1) "Applicable determination date" means the last day of the later of the first Plan Year or the preceding Plan Year;

                  (2) "Top-heavy ratio" means the ratio of (A) the value of the aggregate of the Accounts under the Plan for key employees to (B) the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees;

                  (3) "Key employee" means an employee who is in a category of employees determined in accordance with the provisions of Section 416(i)(1) and (5) of the Code and any regulations thereunder, and where applicable, on the basis of the employee's remuneration (defined as set forth in Section 3.8(c)) from an Employer;

                  (4) "Non-key employee" means any Employee who is not a key employee;

                  (5) "Applicable Valuation Date" means the Valuation Date coincident with or immediately preceding the last day of the first Plan Year or the preceding Plan Year, whichever is applicable;

                  (6) "Required aggregation group" means any other qualified plan(s) of an Employer in which there are members who are key employees or which enable(s) the Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; and

                  (7) "Permissive aggregation group" means each plan in the required aggregation group and any other qualified plan(s) of an Employer in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

           (b) For purposes of this Section, the Plan shall be "top-heavy" with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60%. The top-heavy ratio shall be determined as of the applicable Valuation Date in accordance with Section 416(g)(3) and (4) of the Code and Article V of this Plan, and shall take into account any contributions made after the applicable Valuation Date but before the last day of the Plan Year in which the applicable Valuation Date occurs. For purposes of determining whether the Plan is top-heavy, the account balances under the Plan will be combined with the account balances or the present value of accrued benefits under each other plan in the required aggregation group, and, in an Employer's discretion, may be combined with the account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group. Distributions made with respect to a Participant under the Plan during the five-year period ending on the applicable determination date shall be taken into account for purposes of determining the top-heavy ratio; distributions under plans that terminated within such five-year period shall also be taken into account, if any such plan contained key employees and therefore would have been part of the required aggregation group.

           (c) For any Plan Year with respect to which the Plan is top-heavy, an additional Employer contribution shall be allocated on behalf of each Participant (and each Employee eligible to become a Participant) who is a non-key employee, and who has not separated from service as of the last day of the Plan Year, to the extent that the contributions made on his behalf under Sections 3.2 and 3.3 for the Plan Year (and not needed to meet the contribution percentage test set forth in Section 3.7(b)) would otherwise be less than 3% of his remuneration. However, if the greatest percentage of remuneration contributed on behalf of a key employee under Sections 3.1, 3.2, and 3.3 for the Plan Year would be less than 3%, that lesser percentage shall be substituted for "3%" in the preceding sentence. Notwithstanding the foregoing provisions of this paragraph (c), no minimum contribution shall be made under this Plan with respect to a Participant (or an Employee eligible to become a Participant) if the required minimum benefit under Section 416(c)(1) of the Code is provided to him by any other qualified pension plan of an Employer or an Affiliated Employer. For the purposes of this paragraph (c), remuneration has the same meaning as set forth in Section 3.8(c).

13.6       Prevention of Escheat

           If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Committee may, no earlier than five (5) years from the date such payment is due, mail a notice of such due and owing payment by registered mail, return receipt requested to the last known address of such person, as shown on the records of the Committee or an Employer. If such person has not made written claim therefor within three months of the date of the mailing, the Committee may, if it so elects and upon receiving advice from counsel to the Plan, after requesting the cooperation of the Social Security Administration or other appropriate entity to ascertain the whereabouts of such person, direct that such payment and all remaining payments otherwise due such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of an Employer. Upon such cancellation, the Plan and the trust shall have no further liability therefor except that, in the event such person or his beneficiary later notifies the Committee of his whereabouts and requests the payment or payments due to him under the Plan, the amount so applied shall be paid to him in accordance with the provisions of the Plan applicable to the restoration of forfeitures.

13.7       Transfers of Trust Fund Assets

           The Committee may make a transfer of liabilities and corresponding assets from the trust fund to trusts of plans of an Affiliated Employer and other plans qualified under Section 401(a) of the Code, subject to Section 14.2. The Committee may accept a transfer of liabilities and corresponding assets from the trustees of plans of an Affiliated Employer and other plans qualified under Section 401(a) of the Code. Any assets received under this Section shall thereafter constitute part of the corpus of the trust fund. All such transfers and allocations shall be made in accordance with ERISA.

13.8       Construction

           (a) The Plan shall be construed, regulated, and administered to meet the minimum requirements of applicable federal laws, including the Employee Retirement Income Security Act of 1974, as amended (ERISA), the Americans with Disabilities Act of 1990 (ADA), the Family and Medical Leave Act of 1993 (FMLA), and the Uniformed Services Employment and Reemployment Act of 1994 (USERRA). To the extent a Plan provision is contrary to or fails to address the minimum requirements of an applicable federal law, the Plan shall provide the coverage or benefit necessary to comply with such minimum requirements. Except to the extent preempted by applicable federal law, the Plan shall be construed, administered, and governed in all respects under and by the laws of the State of New York.

           (b)    The  masculine   pronoun  shall  mean  the  feminine  wherever
                  appropriate.

           (c) The titles and headings of the Articles and Sections in this Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

13.9       Reemployed Veterans

           Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

13.10      Adjustments for Changes in Capital Structure

           The existence of this Plan and the Company Stock Fund and the Grandfathered Stock Fund shall not affect in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger, consolidation or separation, including a spin-off, or other distribution of stock or property of the Company or Affiliated
           Employers, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Company Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or Affiliated Employers, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

           In the event of any change in the capital structure or business of the Company, IFG or AIMCO by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, spin-off or exchange of shares, distribution with respect to its outstanding common stock or other capital stock, reclassification of its capital stock, any sale or transfer of all or part of the Company's, IFG's and/or AIMCO's (as applicable) assets or business, or any similar change affecting the Company's, IFG's and/or AIMCO's (as applicable) capital structure or business and it is determined that an adjustment is appropriate under this Plan, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) held under this Plan shall be appropriately adjusted consistent with such change or transaction in a manner to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan or as otherwise necessary to reflect the change or transaction, and any such adjustment determined in good faith by the Company shall be binding and conclusive on the Company and all Participants, Beneficiaries and employees and their respective heirs, executors, administrators, successors and assigns.

13.11 Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")

           Solely to the extent required under Section 16(b) of the Exchange Act, all elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Company Stock are intended to comply with all exemptive conditions under Rule 16b-3 promulgated under the Exchange Act. The Company may establish and adopt written administrative guidelines designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan.

13.12      Voting and Other Rights

           (a) Voting of Company Stock or Grandfathered Stock. The manner in which the Company Stock or Grandfathered Stock held in the Company Stock Funds shall be voted on each matter brought before an annual or special stockholders' meeting of the Company, IFG or AIMCO and the provisions relating to the pass-through of voting rights to Participants (and in the event of any Participant's death, the Participant's
                  Beneficiary) shall be governed by the terms of the trust agreement between the Company and the Trustee.

           (b) Tender and Exchange Offers on Company Stock or Grandfathered Stock. The manner in which to respond to a tender or exchange offer for Company Stock or Grandfathered Stock and the provisions relating to the pass-through of tender and exchange rights to Participants (and in the event of any Participant's death, the Participant's Beneficiary) shall be governed by the terms of the trust agreement between the Company and the Trustee.

           (c) Participant Deemed Named Fiduciary. Notwithstanding anything in the Plan to the contrary, each Participant is, for purposes of this Section, hereby designated a "named fiduciary", within the meaning of Section 402(a)(1) of ERISA, with regard to his Account.

           (d) Confidentiality. It is intended that the Company Stock Fund be administered and operated in accordance with Section 404(c) of ERISA and the regulations thereunder. For such purposes, the Trustee shall be the identified fiduciary and shall be responsible for, without limitation, the implementation and monitoring of confidentiality procedures.

                 ARTICLE XIV: AMENDMENT, MERGER, AND TERMINATION

14.1       Amendment of Plan

           The Board of Directors reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend for any reason in whole or in any part any or all of the provisions of the Plan by duly adopted resolution. However, no amendment shall make it possible for any part of the Funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan.

           No amendment shall be made which has the effect of decreasing the balance of the Accounts of any Participant or of reducing the nonforfeitable percentage of the balance of the Accounts of a Participant below the nonforfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

14.2       Merger, Consolidation, or Transfer

           The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

14.3       Additional Participating Employers

           (a) If any company is or becomes an Affiliated Employer, the employees of that Affiliated Employer will, subject to the satisfaction of the requirements of Section 2.1, be eligible to participate in the Plan, except as provided in the last paragraph of Section 1.4 herein. In that event, or if any persons become Employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with the Affiliated Employer shall be recognized under the Plan, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

           (b)    Notwithstanding   (a)   above,   the   following   rights  are
                  specifically reserved to the Company:

                  (1) the right to appoint the members of the Committee, as set forth herein, is specifically reserved to the Company so long as the Company participates under the Plan; provided that an Affiliated Employer which participates in the Plan may appoint an advisory committee of such composition and size as it may determine to advise the Committee on any matters affecting such Affiliated Employer or its employees who are Participants under the Plan. The Committee shall be entitled to rely upon any information furnished it by the Affiliated Employer or its employees who are Participants under the Plan. The Committee shall be entitled to rely upon any information furnished it by the Affiliated Employer appointing such advisory committee, but in no event shall the existence of such advisory committee modify or otherwise limit any of the powers or duties of the Committee under the Plan;

                  (2) the right to direct, appoint, remove, approve the accounts of, or otherwise deal with the Trustee, as set forth herein, is specifically reserved to the Company so long as the Company participates under the Plan;

                  (3) the right to amend the Plan and trust, as set forth herein, is specifically reserved to the Company so long as the Company participates under the Plan; and any such amendment, unless otherwise specified herein, shall be fully binding with respect to such participation by any Affiliated Employer; provided that this reservation shall in no event be construed to prevent any Affiliated Employer from terminating at any time, in the manner set forth herein, its participation under the Plan.

                  Each Affiliated Employer which participates in the Plan shall be liable for and shall pay at least annually to the Company its fair share of the expenses of operating the Plan and trust, including its share of any Trustee's fees. The amount of such charges to each Affiliated Employer shall be determined by the Committee in its sole discretion; provided that, except with respect to charges incurred solely on account of a particular Affiliated Employer, an Affiliated Employer shall not be charged for a greater portion of any expenses of Plan operation than the ratio that the number of Participants who are or were its Employees bears to the total of all Participants nor for a greater proportion of any Trustee's fees than the ratio that the portion of the trust fund pertaining to Participants who are or were its Employees bears to the total trust fund.

           (c) Any Affiliated Employer may terminate its participation in the Plan upon appropriate action by it at any time. In that event the Funds of the Plan held on account of Participants in the employ of that Affiliated Employer, and any unpaid balances of the Accounts of all Participants who have separated from the employ of that Affiliated Employer shall be determined by the Committee. Those funds shall be distributed as provided in
                  Section 14.4 if the Plan should be terminated, or shall be segregated by the Trustee as a separate trust, pursuant to certification to the Trustee by the Committee, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Committee.

14.4       Termination of Plan

           (a) The Board of Directors, by duly adopted resolution, may terminate the Plan in whole or in part, or completely discontinue contributions under the Plan, for any reason at any time. In case of termination or partial termination of the Plan, or complete discontinuance of Employer contributions to the Plan, the rights of affected Participants to their Accounts under the Plan as of the date of the termination or discontinuance shall be nonforfeitable. The total amount in each Participant's Accounts shall be distributed, as the Committee shall direct, to him or for his benefit or continued in trust for his benefit.

           (b) Upon termination of the Plan, Deferred Cash Contributions, with earnings thereon shall be distributed to Participants as soon as administratively practicable, provided that (i) neither an Employer nor an Affiliated Employer establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), and (ii) payment is made to the participant in the form of a lump sum.

14.5       Distribution of Accounts Upon a Sale of Assets

           Upon the disposition by an Employer of substantially all of the assets (within the meaning of Sections 401(k)(10)(a)(ii) and 409(d)(2) of the Code) used by such Employer in a trade or business, Deferred Cash Contributions, with earnings thereon, may be distributed to those Participants who continue in employment with the employer acquiring such assets, provided that (a) an Employer continues to maintain the Plan and (b) payment is made to the Participant in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses (i) through
           (iv) of subparagraph (A), subparagraph (B) or subparagraph (F) thereof).

14.6       Distribution of Accounts upon a Sale of a Subsidiary

           Upon the disposition by an Employer of its interest in a subsidiary (within the meaning of Sections 401(k)(10)(a)(iii) and 409(d)(3) of the Code), Deferred Cash Contributions, with earnings thereon, may be distributed to those Participants who continue in employment with such subsidiary, provided that (a) an Employer continues to maintain the Plan, and (b) payment is to the Participant in the form of a lump sum distribution (as defined in Section 402(d)(4) of the Code, without regard to clauses (i) through (iv) of subparagraph (A), subparagraph (B) or subparagraph (F) thereof).

           IN WITNESS WHEREOF, this Plan has been executed this       day of
               , 1998.

                                           INSIGNIA/ESG HOLDINGS, INC.


                                           By:
                                           Title: